UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

CDOOR CORP.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Room 3304, Bldg. #6, Lane 218, Wu-Zhou Road
Zhong-Huang Plaza
Shanghai, China 200080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-21-56969868

20A Rehov Sharei Torah
Bayit Vegan, Jerusalem Israel 96387
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective January 4, 2007, CDoor Corp. (“CDoor, “we”, or “our”), Wanxin Bio-Technology (“Wanxin”) and all the shareholders of Wanxin entered into an Extension Agreement with respect to the Share Purchase Agreement that was entered into between the same parties, dated for reference December 21, 2006. (the “Share Purchase Agreement”) whereby CDoor agreed to acquire 100% of the issued and outstanding shares in the capital of Wanxin (the “Wanxin Capital”), a company organized under the laws of the Territory of the British Virgin Islands, through the issuance of 1,750,000 shares of common stock of CDoor in aggregate to the shareholders of Wanxin on a pro rata basis in accordance with each Wanxin shareholders’ percentage of ownership in Wanxin. Since the closing date of the Share Purchase Agreement was to occur no later than January 5, 2007, the parties decided to enter into this Extension Agreement so that the latest closing date of the Share Purchase Agreement shall take place on or before January 19, 2007.

A copy of the Extension Agreement is attached hereto as Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 12, 2007, CDoor Corp. (“CDoor”, “we” or, “our”) completed a Share Purchase Agreement, dated December 21, 2006, entered into between CDoor, Wanxin Bio-Technology Limited (“Wanxin”) and all the shareholders of Wanxin (the “Share Purchase Agreement”) whereby we acquired 100% of the issued and outstanding shares in the capital of Wanxin (the “Wanxin Capital”), through the issuance of 1,750,000 shares of our common stock in aggregate to the shareholders of Wanxin on a pro rata basis in accordance with each Wanxin shareholders’ percentage of ownership in Wanxin.

Wanxin is the sole shareholder Manhing Enterprises Limited, a company organized under the laws of Hong Kong, and Manhing Enterprises Limited is the registered owner of 82% of the capital of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. In addition, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. is the registered owner of 50.33% of the capital of Shanghai Wanxing Bio-science Cosmetic Co., Ltd.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is attached hereto as Exhibit 10.2.

COMPANY OVERVIEW OF SHANGHAI WANXING

Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. (“Shanghai Wanxing”) is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Shanghai Wanxing currently has 10 products approved or in development: two on the market, one awaiting approval, four in clinical trials and three in R&D. Shanghai Wanxing’s products respond to a wide range of diseases, including malaria and hepatitis. Malaria, which threatens more than 2 billion people globally, kills more than a million people a year - most of them children. In Africa, malaria causes the death of a child every 30 seconds. Hepatitis is endemic in China, with 80% of its 1.3 billion people likely to be infected at some point in their lives. Some 2.4 million cases are reported each year.

Shanghai Wanxing’s malaria candidate vaccine (PfCP-2.9) targets the world’s most deadly malaria parasite (Plasmodium Falciparum) at its most destructive stage - its rapid replication in human red blood cells. In the now completed Phase 1 Clinical Trial, PfCP-2.9 showed good immunogenicity and mild side effects. PfCP-2.9 has been approved for Phase II Clinical Trial by the Chinese State Food and Drug Administration (SFDA), which has a drug approval process similar to that of the US FDA. Shanghai Wanxing’s development of the recombinant malaria blood-stage vaccine has received support from:

•
The Malaria Vaccine Initiative (MVI / www.malariavaccine.org) of the Program for Appropriate Technology in Health (PATH / www.path.org) PATH/MVI is funding clinical trials for the malaria vaccine that Shanghai Wanxing has exclusive rights to develop. The PATH/MVI and Shanghai Wanxing partnership focuses on improving the manufacturing process as part of the vaccine’s safety evaluation, a critical step in the clinical development plan to generate proof that PfCP-2.9 can impact the parasite in children; and

•
The World Health Organization (WHO / www.who.int) is promoting collaboration among public and private organizations in malaria vaccine development through its Initiative for Vaccine Research (IVR / www.who.int/vaccine_research/en/). The WHO/IVR has signed a memorandum of understanding with Shanghai Wanxing to collaborate on the vaccine’s development and worldwide distribution.

Shanghai Wanxing’s Competitive Edge

Shanghai Wanxing’s competitive edge flows from its integration of several well-developed advantages:

•	Proven expertise in recombinant protein drug development; recombinant drugs are valued for their safety, lower cost of production and efficacy.

•	Proven expertise in recombinant protein manufacturing technology and a patented low-cost, high-yield production process to enhance bioactivity and guarantee the highest levels or purity.

•	One of China’s largest capacities for the manufacture of recombinant bio-products.

•	Strong strategic alliances with leading Chinese research hospitals and institutes for collaborative development of patented and patentable techniques and treatments.

•	Well-established relationships with internationally recognized health researchers and organizations.

COMPANY PRODUCTS

Products and Size of Markets

Products on Market

Wanferon/Wanferin, recombinant human interferon for treating hepatitis B hepatitis C, viral infections and other conditions.

Leflunomide, a drug for the treatment of rheumatoid arthritis.

Products Awaiting Approval

Recombinant Acidic Fibroblast Growth Factor (rh-aFGF), a patent-applied-for-bio-product that treats diabetic ulcers and burns and supports recovery from plastic surgery.

Products in Clinical Trials

Recombinant Malaria Vaccine (PfCP-2.9) is expected to enter Phase II trial to be conducted in Ghana in summer 2007.

Recombinant Batroxobin (rBAT), the world’s first batroxobin synthesized through gene recombination, prevents and treats surgical bleeding. Natural batroxobin, extracted from snake venom, is the world’s most prescribed biological anti-bleeding agent, but also has a high production cost and safety concerns. A patent-applied-for bio-product, rBAT is in Phase II Clinical Trial.

Recombinant Human Stem Cell Factor (SCF), a patent-applied-for bio-product in Phase I Clinical Trial that facilitates recovery of blood cell regeneration following radio-chemotherapy treatment in patients with malignant tumors.

Ethelphazine, a patent-applied-for anti-tumor drug entering Phase III Clinical Trial in fall 2006.

Products in Research and Development

Recombinant Hepato regeneration Factor, a treatment for acute liver failure.

Recombinant Human Type 1 Kallikrein, a treatment for peripheral vascular disorders, prevention of blood clots and thrombosis.

Recombinant Human Urinary Trypsin Inhibitor, a treatment of acute pancreatitis.

Malaria: A Global Disease

Malaria, remains widespread throughout the tropics, but also occurs in many temperate regions. It exacts a heavy toll of illness and death, especially among children and pregnant women. It also poses a risk to travelers and immigrants, with imported cases increasing in non-endemic areas. Treatment and control have become more difficult with the spread of drug-resistant strains of parasites and insecticide-resistant strains of mosquito vectors. Malaria exists in 100 countries but is mainly confined to poorer tropical areas of Africa, Asia and Latin America. More than 90% of malaria cases and the great majority of malaria deaths occur in tropical Africa.

Regulatory Environment in China

The SFDA governs the regulation of vaccines in China. Shanghai Wanxing takes the following steps to gain approval from the SFDA to sell its products in China:

Pre-Clinical Study: The pre-clinical studies are divided into two parts: the pharmacy study and the pharmaco-toxicological studies. The pharmacy study includes the construction of the expression strain, the potency & Antigenicity studies, the Batch Production Reports, the data from Quality Control and the preliminary stability test. The pharmaco-toxicological studies include the acute toxic study, long-term toxicity, efficacy study, the pharmcokenetics and the other studies. All these study reports need to be submitted to SFDA for reviewing and evaluating. Meanwhile, we are required to produce three continuous lots of bulk and final products and send the samples to NICPBP for the quality inspection. The total name of NICPBP is the National Institute for the Control of Pharmaceutical and Biological Products. NICPBP is directly affiliated to SFDA and its responsibility is in charge of inspecting the qualities of the new products and vaccines.

Clinical Trial Approval and Conduct: During the period of evaluation, SFDA may ask us to submit the supplementary documents for the further evaluation. If SFDA is satisfied with everything, then SFDA will approve the Phase I trial. After the end of the Phase I trial, we need to submit the final clinical reports of Phase I trial to SFDA for their review and evaluation. If no safety issues are visible or detected in the reports, the approvals for the Phase II trial will be issued. The same process occurs in order to receive the approvals for Phase III.

New Drug Certificate & Production License: When the clinical trial is totally completed, we have to submit all the clinical dossier including Phase I to Phase III to SFDA. Meanwhile the samples of three lots of bulk and final products manufactured in the GMP facilities also need to be submitted to the SFDA for the quality inspection. If no serious adverse events being reported and the product showed a good efficacy in the trial, and the bulk and the final products go through the quality inspection, SFDA will finally issue the New Drug Certificate & Production License for this new product.

This grants the filing Company intellectual property rights to this drug. Chinese administrative protection for the new proprietary drug starts from the date of the issuance of the new drug certificate.

GMP certificate: The GMP certificate is for the monitoring of drug manufacturers and quality management. After receiving a new drug certificate and production license, the company submits an application for GMP (Good Manufacturing Practice) certification. The SFDA will organize a group of specialists to validate the GMP facilities if the facilities satisfy the current GMP requirements. After GMP validation, if qualified, the GMP certificate will be issued. This provides approval for the equipment and control of the manufacturing workshop of the particular drug.

A new drug is only officially approved for sale in the Chinese market once these steps have been completed. The Company believes that the most significant milestone is the new drug certificate.

Chinese Biopharmaceutical Industry

China is currently producing eight of the world’s top 10 genetically engineered drugs or vaccines, according to Genetic Engineering news. The revenue from biopharmaceutical production in China reached levels of $4.2 billion in 2005, up from $860 million in 2000, and it’s growing at 20% to 30% per year. Several factors are driving this rapid expansion, including:

•	Substantial cost advantage and talented labor pool;

•	China’s admission of a regulatory system like the U.S. Food and Drug Administration called the State Food and Drug Administration (SFDA);

•	The return to China of Chinese nationals with expertise and experience in Western biopharmaceutical companies; and

•	The Chinese government’s commitment to expanding protection for Intellectual Property (IP).

Near Term Objectives

Maintain Wanferin/Wanferon’s domestic market share and explore international marketing.

Expand Leflunomide’s domestic and international marketing and revenues.

Secure approval and start sales of Recombinant Acidic Fibroblast Growth Factor.

Complete Clinical Trials of four products now being tested.

Accelerate development of three products in R&D.

Expand both national and international marketing, sales and distribution.

Identify acquisition targets accretive to shareholder value that would accelerate revenue increase, expand product portfolio and speed-up market penetration.

Shanghai Wanxing’s Facilities

Shanghai Wanxing’s large-scale fermentation equipment has a production capacity of 100,000 bottles per batch, one of the largest in China. Shanghai Wanxing’s combination of advanced technology and expertise enables the Company to produce safe, high-yield, high efficacy recombinant protein drugs at extremely low-cost.

Shanghai Wanxing owns a 20,000-square-meter facilities for integrated R&D, manufacturing, quality control, and sales and marketing. In addition, Shanghai Wanxing owns a 3,000-square-meter Good Manufacturing Practice (GMP) plant certified by Chinese State Food and Drug Administration (SFDA). However, the land upon which these buildings are located is licensed to Shanghai Wanxing from the Chinese government, for a term of 30 years from September 18, 1996. At the end of the license, the Company expects to have an option to renew the license.

Shanghai Wanxing’s Directors, Officers, Management and Key Consultants

BAN JUN YANG, President, CEO and Director. (51 years of age) Mr. Yang has served as a Director, President and CEO of Shanghai Wanxing since March 31, 1996. He served as Chairman of the Board and General Manager for Shanghai Wanxing from 1996 to 2006. From 1991 to the present, Mr. Yang has also served as Chairman of Shanghai Wanxing Automobile Service Co., Ltd. and Beijing Automobile Service Co., Ltd. Prior to this, Mr. Yang served as General Manager of Shenzheng Nanbei Commerce Center and Chairman of the Board of Beijing Hotel in Shenzhen. Mr. Yang has more than 25 years of experience in entrepreneurial and investment management in Hong Kong, Beijing and Shanghai.

WEIPING ZHAO, Director. (53 years of age) Mr. Zhao has served as a Director of Shanghai Wanxing since October 2002. Mr. Zhao is also currently the General Manager of Beijing Guoan Electricity Inc. Mr. Zhao served military duty for 15 years prior to entering into this positions with Shanghai Wanxing and Beijing Guoan Electricity Inc.

HONG XUE, Director. (41 years of age) Ms. Xu has served as a Director of Shanghai Wanxing since March 1996. Ms. Xu is also currently the sponsor for Beijing Wanxing Health Information Technology Co., Ltd. From 1998 to 2002, Ms. Xu was the Chief Executive Officer of Kelong Biotech Company under the Institute of Biophysics, Chinese Academy of Science. Ms. Xu received a Bachelor degree from the Fourth Military Medical University in 1990.

ZHONG ZHUANG, Director and Deputy General Manager. (42 years of age) Mr. Zhuang has served as a Director and Deputy General Manager of Shanghai Wanxing since Oct 1998. From 1995 to 1998, Mr. Zhuang served as the Manager of Shanghai Likang Technology Company and Deputy General Manager of Investment Division of Shanghai United Gene Holdings Ltd. Prior to this, Mr. Zhuang was a physician and lecturer in Shanghai Hospital of Second Military Medical Unversity and practiced for five years before obtaining his MBA from Fudan University. Mr. Zhuang received his medical degree from the Second Military Medical University in 1987.

DR. ZHIFANG CAO, Director and Deputy General Manager. (54 years of age) Dr. Cao joined Shanghai Wanxing and served as a director and deputy general manager since Jan 1999. Dr. Cao is responsible for planning and directing new drug development. Dr. Cao integrates an extensive clinical background with a market-driven approach to identifying and developing bio-pharmaceuticals with strong therapeutic as well as profit potential. A former Associate Professor and Director of Research and Development at Second Military Medical Hospital in Shanghai, Dr. Cao has more than 15 years of clinical experience, exceptional organizational ability and well-developed relationships in the bio-pharmaceutical industry. He earned his MD from Harbin University in 1984 and received his Master’s degree in Clinical Immunology from Second Military Medical University in 1990. He completed MBA studies at the Shanghai Cadre Training Center in 2001.

XUEGONG PAN, Director and Manager of Quality Control. (38 years of age) Ms. Xuegong Pan has served as a director and Manager of Quality Control of Shanghai Wanxing since 1999. Prior to this, Ms. Pan worked as Quality Inspector in Shanghai Zhaohui Pharmaceutical Factory and Shanghai Clone Biological High-Technology Co. Ltd. from Sep 1996 to June 1999. Ms. Pan is a Senior Engineer and licensed Pharmacist. Ms. Pan received a Master degree in Pharmacy from the Second Military Medical University in 1999. .

WANGHSENG WU, Chief Financial Officer. (38 years of age) Mr. Wu has served as the CFO of Shanghai Wanxing since July 1999. Prior to this, Mr. Wu was the Manager of the Finance Department of Shanghai Wanxing. Mr. Wu is an Associate Professor and a Senior Accountant. Mr. Wu was a lecturer in Tongling College of Anhui Province as well as the Manager of the Department of Finance for Eastern Times Investment Co., Ltd. Mr. Wu received a Master degree from Shanghai University of Finance and Economics in 1999.

XIAOYAN SHAO, Deputy General Manager. (42 years of age) Ms. Shao has served as a Deputy General Manager of Shanghai Wanxing since October 2006. Prior to this, Ms. Shao was a Director of The Red Cross Clood Center of Jiangsu Province from 1987 to 1992, Project Manager of Zhuhai Lizhu Pharm-trading Co., Ltd. from 1992 to 1994, Director of the Department of Quality Control of Shanghai Huaxing High Biotechnology Inc. from 1994 to 2000, and Assistant General Manager of Shanghai Wanxing from 2000 to 2006. Ms. Shao is a Senior Engineer and a registered Pharmacist. Ms. Shao received a MBA from the East China University of Science and Technology in 2001.

LUN XU, Senior Engineer. (57 years of age) Mr. Xu has served as a Senior Engineer of Shanghai Wanxing since November 1997. Prior to this, Mr. Xu was a Principal Investogator of a “863” project in Laboratory of Genetic Engineering, Shanghai Institute of Biological Products under the Ministry of Health from 1982 to 1992 and Senior Engineer and Deputy General Manager of Zhuhai Kunpeng Bio-products Inc. from 1994 to 1997. Mr. Xu is an Associate Professor and received a Master’s degree in Infectious Diseases from Jilin Baiqiiuen University in 1982.

XIUDONG HUANG, Manager of Research & Development. Mr. Huang, a molecular biologist, has been involved in the development of some 15 recombinant protein drugs since 1998 and holds two Chinese patents, with another eight patents application. He joined Shanghai Wanxing in 2001 to manage R&D with responsibility for project selection, construction of host cells and new drug processing, including fermentation, purification and formulation steps. Prior to that he served as an associate professor in the Medical College of Anhui Science and Technology University, doing both research and teaching. He earned his Master’s Degree in Molecular Biology from the University of Science and Technology of China in 1993. He worked as a project manager in Chongqing Rain Biomedicine Institute and Clone High-Tech Center of Fosun Pharmaceuticals Group Corporation from 1998 to 2001.

YONGHUA LOU, Project Manager in Research & Development. (42 years of age) Mr. Yonghua Lou has served as a Project Manager of Shanghai Wanxing since January 2005. Prior to this, Mr. Lou was a lecturer and researcher in the Department of Biochemistry and Molecular Biology in Second Military Medical University from1993 to 2002. Mr. Lou also worked in Shanghai Hualong Bio-Science Company as a R&D project manager from 1993 to 2002. Mr. Lou obtained his PhD in Experimental Diagnosis and Immunology from the Second Military Medical University in 2000.

CUIXIA LI, Manager of Production. (35 years of age) Ms. Li has served as a Manager of the Department of Production of Shanghai Wanxing since March 2003. Prior to this, Ms. Li was a fermentation engineer in Shandong Lukang Pharmaceutical Group Co., Ltd. from 1992 to 2000, and chief fermentation engineer in Shanghai Wanxing from 2000 to 2003. Ms. Li is an Engineer and licensed Pharmacist. Ms. Li received a Bachelor of Microorganism Pharmacy from Shenyang Pharmacy University in 1992.

JIAN LIU, Project Manager of Clinical Affairs. (42 years of age) Ms. Liu has served as a Project Manager of the Department of Clinical Affairs of Shanghai Wanxing since September 2005. Prior to this, Ms. Liu was the Chief Pharmacist in General Hospital of Shenyang Army Division from 1990 to 1994, a Lecturer of Toxicology in Second Military Medical University from 1994 to 2001, and also worked as a Research Assistant in the Department of Biomedical Science, Sheffield University, UK from April 2002 to November 2004. Ms. Liu obtained her Master’s degree in Pharmacology from Liaoning TCM College in 1990.

DR. TOM (DWUN-HOU) CHEN, Consultant. Dr. Chen, Vice President of Process Development at Prometic BioTherapeutics in Rockville, Maryland, also serves as a consultant to the Program for Appropriate Technology in Health (PATH) in leading the process development and the manufacturing programs for Shanghai Wanxing’s recombinant malaria vaccine. In addition to consulting for several private biotech companies, Dr. Chen has also served as the Director of Process Development for Plasma Derivatives for the American Red Cross. He obtained his BSc in Chemistry from Tamkang University, Taiwan, R.O.C., and his Ph.D. in Biochemistry from Auburn University.

DR. WEIQING PAN, Advisor. Professor Dr. Pan, an internationally recognized researcher with more than 30 articles published in leading medical and scientific journals, heads the Department of Parasitology at the Second Military Medical University and serves on China’s national committee to combat parasitic diseases. Professor Pan is the inventor of the patented plasmodium fusion antigen that Shanghai Wanxing is developing and testing as a blood-stage malaria vaccine with the support of the World Health Organization (WHO) and Program for the Appropriate Technology in Health (PATH). Professor Pan has won more than $2 million in research grants and is a frequent speaker at international conferences.

Compensation of Directors and Officers of Shanghai Wanxing

Board members that do not hold an executive officer position or a manager position in Shanghai Wanxing do not receive salary or other payments as Shanghai Wanxing is not currently generating any profits.

Annual salaries for General Manager and Deputy General Managers are between 150,000 to 300,000 RMB (approx. US$18,750 to US$37,500). Half of the salary is paid monthly and the other half is paid at the end of the year subject to an annual review.

Senior management, including executive officers, are paid on the 20th of every month according to their positions, academic titles, education and achievements.

Shanghai Wanxing does not currently pay any year-end bonuses or dividends or other forms of award. It is anticipated that all upper management will be paid based on an annual salary system and year-end award.

History of Accomplishments for Shanghai Wanxing

●	March, 1996: date of incorporation “Shanghai Pudong New District Wanxing Living Things Co., Ltd”;

●	March, 1997: Title of “Model Enterprise Invested by Foreign Capital” by Shanghai Foreign Economic Relation and Trade Commission;

●	November, 1997: “License for Drug Production” approved for the Kit of Leucocyte Classification ;

●	December, 1998: Received Title of “High Technology Enterprise” by Shanghai Municipal Government;

●	November, 1999: Recombinant Human Interferon a-2a for injection was identified as “Product of High Technology Transformation” by Shanghai Municipal Government;

●	July, 2000: Renamed “Shanghai Wanxing Biopharmaceutical Co., Ltd”;

●	October, 2000: GMP approval by State Food and Drug Administration;

●	December, 2000: Recombinant Human Interferon a-2a for injection obtained New Drug Certificate and approval for production by SFDA;

●	March, 2001: Signing of “Agreement On Malaria Vaccine Technology Transfer” between Shanghai Wanxing and Second Military Medical University;

●	August, 2001: Recombinant Human Interferon a-2b obtained New Drug Certificate and approval for production by SFDA;

●	October, 2001: WHO delegates visited Shanghai Wanxing;

●	December, 2001: Passed review by SFDA and obtained GMP certificate for another 5 years;

●	February, 2002: Bill and Melinda Gates Foundation delegates visited Shanghai Wanxing;

●	March, 2002: Signing of “Agreement on Ethelphazine and Leflunomide Technology Transfer” between Shanghai Wanxing and Second Military Medical University;

●	May, 2002: Recombinant Human Acidic Fibroblast Growth Factor For Topical Use approved for clinical study by SFDA;

●	August, 2002: Leflunomide Tablet approved for clinical study by SFDA;

●	November, 2001: Recombinant Malaria Vaccine approved for clinical study by SFDA;

●	February, 2003: Signing of Memorandum on Development and Marketing of Malaria Vaccine between WHO and Shanghai Wanxing;

●	April, 2003: Application for clinical trial was made to SFDA for Recombinant Human Interferon a-2b Spray for prevention of SARS;

●	April, 2003: Recombinant Human Interferon a-2a For Injection (Yeast) obtained “Certificate of State Important New Products”;

●	April, 2003: Recombinant Human Acidic Fibroblast Growth Factor obtained “Certificate for Product of High Technology Transformation” by Shanghai Municipal Government;

●	April, 2003: Leflunomide (raw material and tablets) obtained “Certificate for Product of High Technology Transformation” by Shanghai Municipal Government;

●	April, 2003: Recombinant Human Stem Cell Factor was approved for Phase I clinical study by SFDA;

●	August, 2003: Recombinant Malaria Vaccine was approved for Phase I clinical study by SFDA;

●	May, 2004: Incorporation of Shanghai Wanxing Bioscience Cosmetic Co., Ltd;

●	August, 2004: Ethelphazine For Injection approved for Phase III clinical study by SFDA;

●	September, 2004: Recombinant Human Acidic Fibroblast Growth Factor For Topical Use obtained Certificate of Patent for New Invention;

●	November, 2004: Ethelphazine For Injection obtained Certificate of Patent for New Invention ;

●	January, 2005: Leflunomide (Raw Material and Tablets) obtained Certificate for New Drugs and approval for production;

●	April, 2005: Recombinant Batroxobin approved for Phase I and II clinical study by SFDA;

●	July, 2005: Phase I clinical study for Recombinant Malaria Vaccine completed;

●	January, 2006: Malaria Vaccine approved for Phase II clinical study by SFDA;

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March, 2006: PATH MVI and Shanghai Wanxing signed agreement to collaborate on the clinical study of malaria vaccine for children with the aim of developing a vaccine against the most deadly malignant malaria.

RISKS RELATED TO OUR NEWLY ACQUIRED BUSINESS

Risks Related to Our Company

We have a history of operating losses and may never be profitable.

Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. Shanghai Wanxing has incurred substantial losses since its inception, and it expects to continue to incur losses for the foreseeable future. Shanghai Wanxing incurred net losses of $5.67 million and $3.41 million in 2004 and 2005.  As of December 31, 2005, the accumulated deficit amounted to $20.78 million. The losses have resulted principally from research and development costs and selling, general and administrative expenses. Shanghai Wanxing expects to incur additional operating losses in the future if its sales do not increase or if its expenses grow. The losses have had, and are expected to continue to have, an adverse impact on working capital, total assets, stockholders’ equity and cash flow. Shanghai Wanxing and CDoor cannot assure you that we will ever become profitable, or, even if we become profitable, that we would be able to sustain or increase our profitability.

We will need additional capital to expand the production capacity for our existing products, to continue development of our product pipeline and to market existing and future products on a large scale, and we cannot guarantee that we will find adequate sources of capital in the future.

We will need to raise further funds from the capital markets to finance expenditures for equipment, intellectual property asset acquisitions, to expand the production capacity for our existing products, to continue the development and commercialization of our product candidates and for other corporate purposes. As of September 30, 2006, we had $113,758 in unrestricted cash. We will need to undertake significant future financings for the following reasons:

•	To proceed with the research and development of other vaccine products, including clinical testing relating to new products;
•	To develop or acquire other product candidates, technologies or other lines of business;
•	To establish and expand manufacturing capabilities;
•	To commercialize our products, including the marketing and distribution of new and existing products;
•	To protect our intellectual property;
•	To seek and obtain regulatory approvals; and
•	To finance general and administrative and research activities that are not related to specific products under development.

In the past, we funded most of our research and development and other expenditures through grants and debt financing. We intend to raise additional funds in the near future because our current operating and capital resources are insufficient to meet future requirements.

If we raise additional funds by issuing equity securities, it will result in further dilution to our existing shareholders, because the shares may be sold at a time when the market price is low, and because shares issued in equity financing will normally be sold at a discount to the current market price. Unforeseen problems, including materially negative developments relating to, among other things, product sales, new product rollouts, clinical trials, research and development programs, our strategic relationships, our intellectual property, litigation, regulatory issues in our industry, the Chinese market generally or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common shares, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to certain of our technologies, marketing territories, product candidates or products that we would otherwise seek to develop or commercialize ourselves, or be required to grant licenses on terms that are not favorable to us.

We do not know whether additional financing will be available to us on commercially acceptable terms when needed. If adequate funds are not available or are not available on commercially acceptable terms, we may need to downsize or suspend some or all of our operations and may be unable to continue developing our products. In any such event, our ability to bring a product to market and obtain revenues could be delayed, competitors could develop products sooner than us, and we could be forced to relinquish rights to technologies, products or potential products.

We currently have limited revenue sources and a reduction in revenues of Wanferon/Wanferin would cause our revenues to decline and could materially harm our business.

We generate a significant portion of our revenues from sales of our Wanferon/Wanferin products. 98% of our product sales in 2004, 96% of our product sales in 2005, and 95% of our product sales recognized to September 30, 2006 were attributable to Wanferon/Wanferin. We generated revenue of $980,349, $761,319 and $507,841 in sales of Wanferon/Wanferin in 2004, 2005 and the nine months ended September 30, 2006, respectively. We expect that sales of Wanferon/Wanferin will continue to comprise a substantial portion of our revenues in the near future. A decrease in Wanferon/Wanferin sales would most likely have an adverse affect on our financial results.

If we are unable to successfully compete in the highly competitive biotechnology industry, our business could be harmed.

We operate in a highly competitive environment, and the competition is expected to increase. Competitors include large pharmaceutical and biotechnology companies and academic research institutions, in each case both within and outside China. Some of these competitors, particularly large pharmaceutical and biotechnology companies, have greater resources than us. New competitors may also enter into the markets where we currently compete. Accordingly, even if we are successful in launching a product, we may find that a competitive product dominates the market for any number of reasons, including:

•	The possibility that the competitor may have launched its product first;
•	The competitor may have greater access to certain raw materials;
•	The competitor may have more efficient manufacturing processes;
•	The competitor may have greater marketing capabilities; or
•	The competitive product may have therapeutic or other advantages.

The technologies applied by our competitors and us are rapidly evolving, and new developments frequently result in price competition and product obsolescence. In addition, we may be impacted by competition from generic forms of our products, substitute products or imports of products from lower priced markets.

We are controlled by a small number of shareholders and their affiliated entities and their interests may not be aligned with the interests of our other shareholders.

Our directors and executive officers and their affiliates collectively control approximately 42% of our outstanding common shares as of January 11, 2007. These stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The concentration of ownership of these shareholders may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. In cases where the interests of our significant shareholders are aligned and they vote together, these shareholders may also have the power to prevent or cause a change in control. In addition, these shareholders could divert business opportunities from us to themselves or others.

We could be subject to costly and time-consuming product liability actions.

We manufacture recombinant protein drugs and vaccines that are injected into individuals to treat and protect against infectious illnesses. A failure of our products to function as anticipated, whether as a result of the design of these products, unanticipated health consequences or side effects, or misuse or mishandling by third parties of such products or because of faulty or contaminated supplies, could result in injury and as a result subject us to product liability lawsuits. Claims also could be based on failure to immunize as anticipated. Any product liability claim brought against us, with or without merit, could have a material adverse effect on us. Even a meritless or unsuccessful product liability claim could be time consuming, expensive to defend, and could result in the diversion of management’s attention from managing our core business or result in associated negative publicity.

Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of biopharmaceutical products. But we cannot be certain that we will be able to maintain adequate product liability insurance at a reasonable cost. In addition, we have no clinical trial insurance for our clinical trials except for our Malaria vaccine clinical trials because such coverage is not available in mainland China. Any insurance coverage we do have may not be sufficient to satisfy any liability resulting from product liability claims. A successful product liability claim or series of claims could have a material adverse impact on our business, financial condition and results of operations.

We depend on our key personnel, the loss of whom would adversely affect our operations. If we fail to attract and retain the talent required for our business, our business will be materially harmed.

We are a small company with 121 full-time employees as of December 31, 2006, and we depend to a great extent on principal members of our management and scientific staff. If we lose the services of any key personnel, in particular, Mr. Ban-Jun Yang, our President and Chief Executive Officer, it could significantly impede the achievement of our research and development objectives and delay our product development programs and the approval and commercialization of our product candidates. We do not currently have any key man life insurance policies. We have entered into employment agreements with our senior staff. The employment agreements do not ensure that we may be able to retain the services of our executive officers for an indefinite period of time in the future. In addition, recruiting and retaining qualified scientific, technical and managerial personnel and research partners will be critical to our success. Competition among biopharmaceutical and biotechnology companies for qualified employees in China is intense and turnover rates are high. There is currently a shortage of employees in China with expertise in our areas of research and clinical and regulatory affairs, and this shortage is likely to continue. We may not be able to retain existing personnel or attract and retain qualified staff in the future. If we fail to hire and retain personnel in key positions, we may be unable to develop or commercialize our product candidates in a timely manner.

We may encounter difficulties in managing our growth, which could adversely affect our results of operations.

We have experienced a period of rapid and substantial growth that has taken place and, if such growth continues, it will continue to place a strain on our administrative and operational infrastructure. If we are unable to manage this growth effectively, our business, results of operations or financial condition may be materially and adversely affected. Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and hiring programs. We may not be able to successfully implement these required improvements.

Risks Related To Government Regulation

We can only sell products that have received regulatory approval and many factors affect our ability to obtain such approvals.

Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in the PRC and in other countries. Even if we complete preclinical and clinical trials successfully, we may not be able to obtain applicable regulatory approvals. We cannot market any product candidate until we have both completed our clinical trials and obtained the necessary regulatory approvals for that product candidate.

Conducting clinical trials and obtaining regulatory approvals are uncertain, time consuming and expensive processes. The process of obtaining required regulatory approvals from the China State Food and Drug Administration (the China “SFDA”), and other regulatory authorities often takes many years to complete and can vary significantly based on the type, complexity and novelty of the product candidates.

There can be no assurance that all of the clinical trials pertaining to our recombinant protein drugs and vaccines in development will be completed within the time frames anticipated by us. We could encounter difficulties in enrolling such recombinant protein drugs and vaccines for trials or encounter setbacks during the conduct of trials that result in delays or trial cancellation. Data obtained from preclinical and clinical studies are subject to varying interpretations that could delay, limit or prevent regulatory approval, and failure to observe regulatory requirements or inadequate manufacturing processes are examples of other problems that could prevent approval. In addition, we may encounter delays or rejections in the event of additional government regulations from future legislation, administrative action or changes in China SFDA policy or if unforeseen health risks become an issue with the participants of clinical trials. Clinical trials may also fail at any stage of testing. Results of early trials frequently do not predict results of later trials, and acceptable results in early trials may not be repeated. For these reasons, we do not know whether regulatory authorities will grant approval for any of our product candidates in the future.

Delays in obtaining China SFDA or foreign approvals of our products could result in substantial additional costs and adversely affect our ability to compete with other companies. Even if regulatory approval is ultimately granted, there can be no assurance that we can maintain the approval or that the approval will not be withdrawn. Any approval received may also restrict the intended use and marketing of the product we want to commercialize.

Outside the PRC, our ability to market any of our potential products is contingent upon receiving marketing authorizations from the appropriate regulatory authorities. These foreign regulatory approval processes include all of the risks associated with the China SFDA approval process described above and may include additional risks.

We may not be able to comply with applicable good manufacturing practice requirements and other regulatory requirements, which could have a material adverse affect on our business, financial condition and results of operations.

We are required to comply with applicable good manufacturing practice regulations, which include requirements relating to quality control and quality assurance as well as corresponding maintenance, record-keeping and documentation standards. Manufacturing facilities must be approved by governmental authorities before we can use them to commercially manufacture our products and are subject to inspection by regulatory agencies.

If we fail to comply with applicable regulatory requirements, including following any product approval, we may be subject to sanctions, including:

•	Fines;
•	Product recalls or seizure;
•	Injunctions;
•	Refusal of regulatory agencies to review pending market approval applications or supplements to approval applications;
•	Total or partial suspension of production;
•	Civil penalties;
•	Withdrawals of previously approved marketing applications; or
•	Criminal prosecution.

Risks Related To Our Intellectual Property

If we are unable to protect our intellectual property, we may not be able to operate our business profitably.

Our success depends, in part, on our ability to protect our proprietary technologies. We try to protect the technology that we consider important to our business by filing PRC patent applications and relying on trade secret and pharmaceutical regulatory protection.

In addition to patents, we rely on trade secrets and proprietary know-how to protect our intellectual property. We have entered into confidentiality agreements (which include, in the case of employees, non-competition provisions) with the majority of our employees and all the advisors. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of our employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is our exclusive property. These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of our proprietary information. In addition, it is possible that third parties could independently develop proprietary information and techniques substantially similar to ours or otherwise gain access to our trade secrets.

We cannot assure you that our current or potential competitors, many of which have substantial resources and may have made substantive investments in competing technologies, do not have and will not develop, products that compete directly with our products despite our intellectual property rights.

Intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. For example, implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective and may be hampered by corruption and local protectionism. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. The experience and capabilities of PRC courts in handling intellectual property litigation varies, and outcomes are unpredictable. Further, such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation could materially impair our intellectual property rights and may harm our business, prospects and reputation.

We may depend on market exclusivity for certain of our products, which will afford us less protection than patents.

Assuming regulatory approvals are obtained, our ability to successfully commercialize certain drugs may depend on the availability of market exclusivity under PRC law, which provides protection for certain new products. Under the PRC’s former Regulation on the Protection of New Pharmaceuticals and Technology Transfer, new drugs were afforded exclusivity protection of six, eight or twelve years, depending on the category of the drug in question. During the protection period, the China SFDA would not accept third parties’ applications for manufacturing the drug under protection.

After China joined the WTO in 2001, the PRC government amended and implemented many laws and regulations in the area of pharmaceuticals. Currently, the Drug Administration Law, Implementing Regulations on Drug Administration and Drug Registration Regulation are the primary laws and regulations governing the exclusive protection regime for new drugs.

The Implementing Regulations on Drug Administration provide that the China SFDA may establish a monitoring period for up to five years for a certain new drugs to monitor the safety of these products. During the monitoring period, the China SFDA will not accept third parties’ application for manufacturing or importing the same drug. The China SFDA’s regulations provide that the monitoring period shall be 3, 4 or 5 years. The China SFDA determines the availability and length of the monitoring period depending on the approval conditions of the same or similar drugs in China and in overseas markets. According to the Regulations on the Drug Registration promulgated by the China SFDA in 2005, in case there is more than one application for the same new drug pending, after the issuance of the first production license afforded with a monitoring period, the other co-pending applications should be rejected unless a clinical trial application has been approved.

If our products infringe the intellectual property rights of third parties, we may incur substantial liabilities, and we may be unable to sell these products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are maintained incognito until their publication 18 months from the filing date. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. China, similar to many other countries, adopts the first-to-file system under which whoever first files a patent application (instead of the one who makes first actual discoveries) will be awarded patent. Even after reasonable investigation we may not know with certainty whether we have infringed upon a third-party’s patent because such third-party may have filed a patent application without our knowledge while we are still developing that product. If a third-party claims that we infringe upon its proprietary rights, any of the following may occur:

•	We may become involved in time-consuming and expensive litigation, even if the claim is without merit;
•	We may become liable for substantial damages for past infringement if a court decides that our technology infringes upon a competitor’s patent;
•
A court may prohibit us from selling or licensing our product without a license from the patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross licenses to our patents, and

•	We may have to reformulate our product so that it does not infringe upon others’ patent rights, which may not be possible or could be very expensive and time-consuming.

If any of these events occurs, our business will suffer and the market price of our common shares could decline.

The success of our business may depend on licensing biologics from, and entering into collaboration arrangements with, third parties. We cannot be certain that our licensing or collaboration efforts will succeed or that we will realize any revenue from them.

The success of our business strategy may be, in part, dependent on our ability to enter into licensing and collaboration arrangements and to manage effectively the resulting relationships.

Our ability to enter into agreements with commercial partners depends in part on our ability to convince them of the value of our technology and know-how. This may require substantial time and effort on our part. While we anticipate expending substantial funds and management effort, we cannot assure you that strategic relationships will result or that we will be able to negotiate additional strategic agreements in the future on acceptable terms, if at all. Furthermore, we may incur significant financial commitments to collaborators in connection with potential licenses and sponsored research agreements. In addition, we may not be able to control the areas of responsibility undertaken by our strategic partners and may be adversely affected should these partners prove unable to carry a product candidate forward to full commercialization or should they lose interest in dedicating the necessary resources toward developing any such product quickly.

Third parties may terminate our licensing and other strategic arrangements if we do not perform as required under these arrangements. Generally, we expect that agreements for rights to develop technologies will require us to exercise diligence in bringing product candidates to market and may require us to make milestone and royalty payments that, in some instances, could be substantial. Our failure to exercise the required diligence or make any required milestone or royalty payments could result in the termination of the relevant license agreement, which could have a material adverse effect on us and our operations. In addition, these third parties may also breach or terminate their agreements with us or otherwise fail to conduct their activities in connection with our relationships in a timely manner. If we or our partners terminate or breach any of our licenses or relationships, we:

•	May lose our rights to develop and market our product candidates;
•	May lose trade secret protection for our product candidates;
•	May experience significant delays in the development or commercialization of our product candidates;
•	May not be able to obtain any other licenses on acceptable terms, if at all; and
•	May incur liability for damages.

Licensing arrangements and strategic relationships in our industry can be very complex, particularly with respect to intellectual property rights. Disputes may arise in the future regarding ownership rights to technology developed by or with other parties. These and other possible disagreements between us and third parties with respect to our licenses or our strategic relationships could lead to delays in the research, development, manufacture and commercialization of our product candidates. These disputes could also result in litigation or arbitration, both of which are time-consuming and expensive. These third parties also may pursue alternative technologies or product candidates either on their own or in strategic relationships with others in direct competition with us.

Any cessation or suspension of our collaborations with scientific advisors and academic institutions may increase our costs in research and development and lengthen our new vaccines/drugs development process and lower our efficiency in new products development.

We work with scientific advisors and academic collaborators who assist us in our research and development efforts. We generally benefit considerably from the resources, technology and experience such academic collaboration may bring us. Any cessation or suspension of our collaborations with scientific advisors and academic institutions may increase our costs in research and development and lengthen our new vaccines development process and lower our efficiency in new products development.

Risks Related To Doing Business in China

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of our business operations are conducted in China, and all of our sales are currently made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	The extent of government involvement;
•	The level of development;
•	The growth rate;
•	The control of foreign exchange;
•	The allocation of resources;
•	An evolving regulatory system; and
•	Lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased expenditures by hospitals and other users of our products, which in turn could reduce demand for our products.

Moreover, the political relationship between the United States, Europe, or other Asian nations and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of foreign relations are difficult to predict and could adversely affect our operations or cause our products to become less attractive. This could lead to a decline in our profitability.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on overall economic growth and the level of healthcare investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Future changes in laws, regulations or enforcement policies in China could adversely affect our business.

Laws, regulations and enforcement policies in China, including those regulating our business, are evolving and subject to future change. Future changes in laws, regulations or administrative interpretations, or stricter enforcement policies by the Chinese government, could impose more stringent requirements on us, including fines or other penalties. Changes in applicable laws and regulations may also increase our operating costs. Compliance with such requirements could impose substantial additional costs or otherwise have a material adverse effect on our business, financial condition and results of operations. These changes may relax some requirements, which could be beneficial to our competitors or could lower market entry barriers and increase competition. Further, regulatory agencies in China may periodically, and sometimes abruptly, change their enforcement practice. Therefore, prior enforcement activity, or lack of enforcement activity, is not necessarily predictive of future actions. Any enforcement actions against us could have a material and adverse effect on us and the market price of our common shares. In addition, any litigation or governmental investigation or enforcement proceedings in China may be protracted and may result in substantial cost and diversion of resources and management attention, negative publicity, damage to our reputation and decline in the price of our common shares.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies, including U.S. dollars, has historically been set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a band against a basket of certain foreign currencies. This change in policy resulted initially in an approximately 2.0% appreciation in the value of the Renminbi against the U.S. dollar. Since the adoption of this new policy, the value of Renminbi against the U.S. dollar has fluctuated on a daily basis within narrow ranges, but overall has continued to strengthen against the U.S. dollar. There remains significant international pressure on the PRC government to further liberalize its currency policy, which could result in a further and more significant appreciation or depreciation in the value of the Renminbi against the U.S. dollar. Any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our common shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making dividend payments on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amount available to us.

MATERIAL AGREEMENTS

Technology Purchasing Contract with Fudan University

Contract for cooperation development of rh-Interferonα-2a project

On September 26, 1997, Shanghai Wanxing and Fudan University (“Fudan”) entered into a contract for cooperation development of rh-Interferonα-2a project, which is valid from Oct. 1, 1997 to Sep. 30, 2013. The goal of the project is to use the rh-IFNα-2a project from Fudan to finish the medium-size manufacture and all the pre-clinical studies, and to apply and acquire formal approval for the clinical trials of rh-IFNα-2a in accordance with the project development schedule as set out in the agreement.

Shanghai Wanxing is to pay Fudan 0.5 million RMB for compensation for the research and development of rh-IFNα-2a at the previous stage, of which 0.3 million RMB is due when the contract is signed by both parties and 0.2 million RMB is due at the end of Mar. 1998. Shanghai Wanxing is to pay for the expenses at the cooperation stage, according to the need of the project. Shanghai Wanxing will pay Fudan 3% of sales when the product is on the market, for a beneficial term of 15 years. The equipment, materials and documents, bought with the compensation money from Shanghai Wanxing, belong to Fudan, while the equipment, materials and documents bought by A for the cooperation research and development of the project belong to Shanghai Wanxing. Fudan owns the project results from the previous stage. The issued patents and non-patent results from the project are shared by both parties, but Shanghai Wanxing has the dominant position in regard to the non-patent results. If the cooperation project is terminated, Shanghai Wanxing still needs to pay Fudan all compensation expenses for the previous stage studies.

Shanghai Wanxing has paid all its payment obligations with respect to this contract to date.

The foregoing description of the cooperation development agreement does not purport to be complete and is qualified in its entirety by reference to the cooperation development agreement, which is attached hereto as Exhibit 10.3.

Contract for cooperation development of rh-Interferonα-2b project

On June 8, 1998, Shanghai Wanxing and Fudan University (“Fudan”) entered into a contract for cooperation development of rh-Interferonα-2b project, which is valid from May 1998 to Feb 28, 1999. The goal of the project is to use the rh-IFNα-2b technology from Fudan to finish the medium-size manufacture and all the pre-clinical studies, and to apply and acquire formal approval for the clinical trials of rh-IFNα-2b in accordance with the project development schedule as set out in the agreement.

Shanghai Wanxing is to pay Fudan 1 million RMB as compensation for the research and development of rh-IFNα-2b at the previous stage, of which 0.5 million RMB will be paid when the contract is signed by both parties and another 0.5 million RMB will be paid at the end of Feb. 1999. Shanghai Wanxing is to pay for the expenses at the cooperation stage according to the need of the project. Shanghai Wanxing will pay Fudan 3% of sales when the product is on the market for a beneficial term of 15 years. The equipment, materials and documents bought by the compensation money from Shanghai Wanxing belongs to Fudan, while the equipment, materials and documents bought by Shanghai Wanxing for the cooperation research and development of the project belong to Shanghai Wanxing. The project results from the previous stage are owned by Fudan. The issued patents and non patent results are shared by both parties, but Wanxing has the dominant position in regard to non patent results. If the cooperation project is terminated, Shanghai Wanxing still needs to pay Fudan all compensation expenses for the previous stage studies.

Shanghai Wanxing has paid all its payment obligations with respect to this contract to date.

The foregoing description of the cooperation development agreement does not purport to be complete and is qualified in its entirety by reference to the cooperation development agreement, which is attached hereto as Exhibit 10.4.

Technology of Leflunomide Transfer Contract with China People 2nd Army Hospital University

On March 11, 2002, Shanghai Wanxing and China People 2nd Army Hospital University (also known as Second Military Medical University (“SMMU”) entered into a Technology of Leflunomide Transfer Contract (the “Transfer Contract”) whereby Shanghai Wanxing agrees to assist SMMU with the acceleration of research and development of the new drug leflunomide, by finishing its clinical research earlier and putting it into market earlier all in accordance with the terms of the Transfer Contract.

Shanghai Wanxing agreed to complete the clinical research and documentation, obtain new drug license, complete the production line, pas the GMP inspection, and obtain the production approval document in exchange for making certain payments to SMMU in accordance with the Transfer Contract. SMMU agreed to cooperate and assist Shanghai Wanxing as set forth in the Transfer Contract with the development and production of Leflunomide. According to the Transfer Contract, the new drug certificate would have SMMU’s name in front of Shanghai Wanxing’s and the production license would have Shanghai Wanxing’s name in front of SMMU’s. If Shanghai Wanxing failed to pay the agreed funds on time and in the full amount to SMMU, then this Transfer Contract is terminated. While the Transfer Contract was in force, SMMU was not allowed to transfer the technology for Leflunomide to anyone.

Shanghai Wanxing paid 2 million yuan (approximately $ 248,000) in 2002 pursuant to the Transfer Contract. Shanghai Wanxing was committed to pay 2 million yuan (approximately $ 248,000) within 30 days of the new drug license being issued and another 2 million yuan (approximately $ 248,000) within 3 months of production approval being granted. The new drug license was issued in January 2005 and the production approval was granted in January 2005. Shanghai Wanxing failed to pay the required 4 million yuan due under the agreement, and under its terms the agreement automatically terminated due to non-payment. On October 12, 2006, Shanghai Wanxing entered into a second agreement with SMMU to reacquire the technology rights to Leflunomide by restructuring the payment schedule. Under the new agreement, Shanghai Wanxing was committed to make a payment of 2 million yuan by October 30, 2006 and a payment of 2 million yuan by December 15, 2006. Shanghai Wanxing made a payment of 2 million yuan on November 15, 2006 and a payment of 2 million yuan on January 4, 2007 pursuant to the new agreement.

The foregoing description of the Transfer Contract does not purport to be complete and is qualified in its entirety by reference to the Transfer Contract, which is attached hereto as Exhibit 10.5.

Collaboration and License Agreement with SMMU

On March 22, 2001, Shanghai Wanxing and Second Military Medical University, PLA (“SMMU”) entered into a Collaborative Agreement for Development of Genetic Engineering Malaria Vaccine. Shanghai Wanxing and SMMU seek to collaboratively develop a genetically engineered malaria vaccine by gaining approval and conducting clinical trials, and acquiring the New Drug and Production Certificates in accordance with the responsibilities of each party as set forth in the agreement.

Shanghai Wanxing is to pay 3 million RMB to SMMU on the date of signing the contract. Shanghai Wanxing is also responsible for paying the expenditures relating to the pilot research, preclinical research, clinical trials, test fees and applications, except if the contract specifically refers to SMMU in those matters. Further, Shanghai Wanxing is to pay a total 20 million RMB to SMMU as a transfer fee once the New Drug, Trial and Production Certificates are licensed, in return for SMMU transferring its ownership of the aforementioned Certificates to Shanghai Wanxing. Following the payment of the transfer fee, Shanghai Wanxing will hold the production and sale rights of this project, and the priority in buying the improved malaria vaccines further developed by SMMU. Shanghai Wanxing will pay SMMU for any funds SMMU applies to clinical trials up to 4 million RMB.

Upon this contract becoming effective, Shanghai Wanxing will hold the exclusive right of the national and international patents relating to the use and preparation of the malaria vaccine, and will pay the fees to maintain the patents. If this contract is terminated during its execution, the exclusive right for Shanghai Wanxing to use the patent is also terminated.

The contract is terminated upon both parties completing their responsibilities contained therein, and upon Shanghai Wanxing completing payment of all transfer fees.

The foregoing description of the Collaborative Agreement for Development of Genetic Engineering Malaria Vaccine does not purport to be complete and is qualified in its entirety by reference to the Collaborative Agreement for Development of Genetic Engineering Malaria Vaccine, which is attached hereto as Exhibit 10.6.

Memorandum of Understanding with the WHO

On February 12, 2003, Shanghai Wanxing and the World Health Organization (“WHO”) entered into a Memorandum of Understanding (the “Agreement”).

In accordance with the Agreement, Shanghai Wanxing and WHO agreed to collaborate on the further development for the vaccination of humans against malaria (the “Field”, as defined in the Agreement) of the candidate vaccine based on the PfCP-2.9 AMA-1(III)/MSP1-19 chimeric protein (the “Vaccine”), discovered by Dr. Weiqing Pan of the Second Military Medical University, Shanghai, China (“SMMU”), with the financial support of WHO. The Vaccine is the subject of a patent (the “Patent”) held in the name of SMMU. Shanghai Wanxing has an exclusive license, concluded between Shanghai Wanxing and SMMU on March 22, 2001, to practice the inventions covered by the Patent and to develop, make, have made, use and sell products resulting therefrom (the “Compounds”, as defined in the Agreement).

Under the Agreement, WHO agreed to arrange and cover part of the cost of such studies, trials and other development work as it considers necessary and advisable for the development of the Compound as an effective and safe product. In the first instance, it is intended that WHO’s support will consist of arranging and providing part financial support for a phase I clinical trial evaluation of the Compound (the “Trial”, as defined in the Agreement) of which Shanghai Wanxing will cover the balance of the cost.

If Shanghai Wanxing decides not to continue the development of the Compound, Shanghai Wanxing shall make available to WHO all relevant data generated to date and such world-wide, non-exclusive, sub-licensable licenses as are necessary for the continued development of the Compound. The grant of such licenses may be subject to the payment of a reasonable royalty to Shanghai Wanxing.

In the event that the Compound is commercially produced, Shanghai Wanxing agreed to ensure that sufficient quantities are made available to Public Sector Agencies (as defined in the Agreement). In the absence of any Distribution Through the Private Sector (as defined in the Agreement) of the Compound, the Compound shall be made available to Public Sector Agencies at the lowest possible commercially, reasonable price.

In the event that the Compound is distributed through both Public Sector Agencies and the Private Sectors:
1)	Shanghai Wanxing has the sole discretion to determine the price for distribution through the Private Sector; and
2)	The price at which the Compound is made available to Public Sector Agencies for Distribution Through the Public Sector of Developing Countries (as defined in the Agreement) shall be
a.	preferential compared to the Private Sector price, and
b.	set at the lowest possible level permitting a commercially reasonable return on combined worldwide sales of the Compound for distribution in both Public and Private Sectors.

Shanghai Wanxing is not required to sell the Compound for a price below the actual cost of manufacturing the Compound plus a mark-up of 20%.

In the event that the contribution of WHO under the Agreement results in, or contributes to, the development of the Compound into a product for use outside of the Field, WHO is entitled to receive a reasonable royalty.

The foregoing description of the Memorandum of Understanding does not purport to be complete and is qualified in its entirety by reference to the Memorandum of Understanding which is attached hereto as Exhibit 10.7.

Collaborative Research, Development and Supply Agreement with PATH

On December 22, 2005, Shanghai Wanxing and the Program for Appropriate Technology in Health (“PATH”), a nonprofit organization organized under the laws of the State of Washington, U.S., entered into a Collaborative Research, Development and Supply Agreement (the “Agreement”).

Shanghai Wanxing, in collaboration with the Second Military Medical University (“SMMU”) and with the support of the World Heath Organization (“WHO”), has conducted initial clinical trials in the PRC of a CP2.9 malaria vaccine (the “Malaria Vaccine”, as defined in the Agreement). In accordance with the Agreement, Shanghai Wanxing has agreed to collaborate with PATH on the research and development of the Malaria Vaccine (the “Vaccine Development Plan”, as defined in the Agreement) for the sale and use of the Malaria Vaccine in Developing Countries (as defined in the Agreement).

In consideration for Shanghai Wanxing’s performance of its obligations under the Agreement and the Vaccine Development Plan, and in accordance with the Agreement, PATH agreed to pay to Shanghai Wanxing an amount not to exceed the agreed upon Budget (as defined in the Agreement) of $1,999,646 USD in accordance with certain Milestones (as defined in the Agreement). Shanghai Wanxing agreed to use all funds received from PATH under the Agreement in accordance with the Budget and the Vaccine Development Plan.

In consideration for PATH’s funding of the Project (as defined in the Agreement), Shanghai Wanxing granted PATH the right to a non-exclusive, worldwide, royalty-free license, with the right to sublicense and use any and all Background Technology and Intellectual Property (as defined in the Agreement) for all purposes. However, if the Agreement and funding is terminated by PATH upon providing Shanghai Wanxing sixty days advance written notice, then Shanghai Wanxing shall be able to continue the Project under its own funding and resources, and the license granted to PATH shall terminate and no longer remain in effect. If the Agreement is: (i) terminated by a party’s breach of a material term, condition or agreement; or (ii) in the event of bankruptcy of either party as set forth in the agreement, then PATH shall maintain the license granted to PATH under the Agreement and shall be entitled to all documents, materials, regulatory filings and assistance of Shanghai Wanxing in order to continue the Project or make the malaria vaccines.

Subject to other provisions of the Agreement, title to any inventions conceived or reduced to practice solely by a Shanghai Wanxing employee in the course of implementing the Vaccine Development Plan shall be owned by Shanghai Wanxing. If Shanghai Wanxing chooses not to file for patent protection of an aforementioned invention, Shanghai Wanxing shall inform PATH of such a decision and PATH shall have the exclusive option to apply for patent protection of such an invention.

In addition, Shanghai Wanxing shall not grant any third party an exclusive license to utilize any Background Technology and Intellectual Property or patentable invention made or conceived by any Shanghai Wanxing employee in the scope of the Project without first offering PATH a non-exclusive license. Subject to other provisions of the Agreement, Shanghai Wanxing and PATH shall jointly and severally own, and have the royalty-free right to use in connection with development of the Malaria Vaccine, all data generated in the course of implementing the Project.

If Shanghai Wanxing successfully develops a Malaria Vaccine in the course of implementing the Agreement, Shanghai Wanxing and PATH have agreed to a specific course of manufacturing and supplying the Malaria Vaccine for Developing Countries. In accordance with the Agreement, Shanghai Wanxing will supply and sell the Malaria Vaccine for use in Developing Countries with pricing incentives and supply commitments that provide discounted prices. Shanghai Wanxing may sell the Malaria Vaccine for use in Developed Countries (as defined in the Agreement) at a price solely determined by Shanghai Wanxing.

The foregoing description of the Collaborative Research, Development and Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaborative Research, Development and Supply Agreement which is attached hereto as Exhibit 10.8.

Multi-Party Agreement between Shanghai Wanxing, SMMU and PATH

On December 22, 2005, Shanghai Wanxing, Second Military Medical University (“SMMU”) and Program for Appropriate Technology in Health (“PATH”) entered into a Multi-Party Agreement (the “Agreement”) in order to further clarify the understanding of all the parties as to the conditions under which the rights of SMMU, Shanghai Wanxing and PATH will be protected as part of the collaborations between SMMU and Shanghia Waxning, and Shanghai Waxing and PATH.

Shanghai Wanxing and PATH seek to collaboratively develop and commercialize a malaria vaccine for the purpose of making it available to the developing world, in furtherance of the PATH Malaria Vaccine Initiative.

Shanghai Wanxing and SMMU entered into an agreement, dated March 22, 2001 (the “Shanghai Wanxing-SMMU Agreement”) to further develop and exploit SMMU intellectual property, including the People’s Republic of China (“PRC”) patent application number CN00105292.9 (the “Malaria Vacine”), entitled “preparation and usage of plasmodium fusion antigen”. Further to the Shanghai Wanxing-SMMU Agreement, Shanghai Wanxing holds the exclusive right to exploit such technology including the right to manufacture and sell a malaria vaccine.

In accordance with the terms of this Agreement, in the event the Shanghai Wanxing-SMMU Agreement is terminated by either Shanghai Wanxing or SMMU, the sublicense granted to PATH under the terms of the Collaboration Agreement between Shanghai Wanxing and PATH shall survive and SMMU and PATH, respectively, shall assume all rights and obligations with respect to any such sublicense so granted by Shanghai Wanxing to PATH.

If the Shanghai Waxning-SMMU Agreement is terminated by either SMMU or Shanghai Wanxing, except if the Shanghai Wanxing-SMMU Agreement is terminated by Shanghai Wanxing due to SMMU’s breach of its obligations under the Shanghai Wanxing-SMMU Agreement, SMMU shall have the right to enter into a collaboration or license agreement with a third party, provided that any rights granted by SMMU to such third party shall not interfere with or negate the sublicense and rights thereunder granted to PATH by Shanghai Wanxing and SMMU under this Agreement. If the Collaboration Agreement between Shanghai Wanxing and PATH is terminated by PATH due to the breach or bankruptcy of Shanghai Wanxing, the sublicense granted to PATH pursuant to the Collaboration Agreement shall remain in full force and effect and PATH shall have a non-exclusive license with right to sublicense (terms of which are set forth in Collaboration Agreement) to utilize and exploit any Background Technology and Intellectual Property (as such terms are defined in the Collaboration Agreement) to manufacture, have manufactured, sell and have sold and use the Malaria Vaccine in Developing Countries.

SMMU and Shanghai Wanxing hereby acknowledge and agree that (i) the Shanghia Wanxing-SMMU Agreement has been amended to the extent necessary to be consistent with the provisions under this Agreement by means of a Supplementary Agreement between SMMU and Shanghai Waxing having an effective date of December 9, 2005; (ii) they shall not hereafter amend or modify the Shanghai Wanxing-SMMU Agreement in any respect that is inconsistent with or in that any way negates or modifies the provisions of this Agreement or otherwise enter into any agreement that is inconsistent with or negates the provisions of this Agreement; and (ii) the exercise by Shanghai Wanxing of the rights described under this Agreement shall not be a breach of any provision of the Shanghai Wanxing-SMMU Agreement.

The terms of this Agreement will be terminated twenty years from the effective date of the Shanghai Wanxing-SMMU Agreement, unless it is terminated earlier.

The foregoing description of the Multi-Party Agreement does not purport to be complete and is qualified in its entirety by reference to the Multi-Party Agreement which is attached hereto as Exhibit 10.9.

Authorization Letter issued by SMMU to Shanghai Wanxing

On January 20, 2006, Second Military Medical University (“SMMU”) provided Shanghai Wanxing with an authorization letter (the “Authorization Letter”), whereby SMMU is the holder of: (i) the Chinese Patent for Plasmodium Fusion Antigen, the preparation and uses thereof having Patent number: 01105292.9; (ii) the Australia Patent Application for Plasmodium Fusion Antigen, the preparation and uses thereof having Patent Application Number: 2002233120; (iii) the European Patent Application for Plasmodium Fusion Antigen, the preparation and uses thereof having Patent Application Number: 02700111.4; and (iv) the United States Patent Application for Plasmodium Fusion Antigen, the preparation and uses thereof having Patent Application Number: 10/467,198, and SMMU authorized Shanghai Wanxing the exclusive right to exploit the above mentioned patents/patent applications in the countries/territories where the patent(s) was/were granted and/or the patent application(s) was/were filed. A copy of the Authorization Letter is attached hereto as Exhibit 10.10.

LOAN OBLIGATIONS

Loan Arrangements

Fixed Asset Loan Contract with China Industrial and Commercial Bank Pudong Branch

On May 23, 2000, Shanghai Wanxing and the China Industrial and Commercial Bank Pudong Branch (the “Bank”), entered into a Fixed Asset Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 28,000,000 for a 48-month term from May 23, 2000 to May 23, 2004 (the “Loan”) to be used for the Recombinant Human Interferon 2a (the “Project”). Interest on the Loan shall be defined once per year and is to be 6.633% for the first year and adjusted thereafter in accordance with the legally regulated interest rate. The Loan is to be withdrawn on May 25, 2000, and repaid with interest on May 25, 2004. Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

Before Shanghai Wanxing makes any changes which could affect the Banks rights and interests under the Contract, Shanghai Wanxing shall inform the Bank thirty days in advance and obtain the Bank’s written approval for such changes. In case of any events which may affect the normal operation or cause a negative impact on Shanghai Wanxing’s ability to repay the Loan, Shanghai Wanxing shall immediately inform the Bank in writing.

In the event that Shanghai Wanxing fails to repay the principle and interest on the Loan when due, the Bank has the right to request that Shanghai Wanxing return the Loan within specified periods, the right to transfer the capital from Shanghai Wanxing’s bank account in the Bank’s branch, and has the right to charge interest on the due amount of principle on a daily compounded basis. In the event that Shanghai Wanxing does not use the Loan on the Project as intended, the Bank has the right to cancel the Loan, take back the Loan (entirely or partially) prior to the due date, terminate the Contract and/or charge interest on a daily compounded basis.

The Bank has the right to revoke the Contract in the event that Shanghai Wanxing goes out of business or production stops, there are changes to the surety which may have a negative impact on the Banks rights and/or there are other severe breaches.

On May 23, 2000, the Bank entered into a Suretyship Contract (the “Suretyship Contract”) with Jintian Industrial (Group) Holding Co., Ltd. (the “Surety”) whereby the Surety agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Fixed Asset Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Fixed Asset Loan Contract, which is attached hereto as Exhibit 10.11.

Suretyship Contract with Shanghai JinYuan Real Estate Development Co., Ltd.

On May 14, 2001, Shanghai Wanxing and Shanghai JinYuan Real Estate Development Co., Ltd. (“JinYuan”) entered into a Suretyship Contract (the “Contract”) whereby in order to help JinYuan overcome a short-term capital shortage, Shanghai Wanxing agreed to lend RMB 8,000,000 to JinYuan for use in real estate development (the “Loan”). The Loan shall not be used for any other purpose. The Contract is a three year extension from May 15, 2001 to May 14, 2004, based on the agreement of May 18, 2000. Interest shall be charged in accordance with the bank regulated rate and JinYuan shall return the principle interest in three working days before the due date. In the event that JinYuan fails to repay Shanghai Wanxing on the due date, a bank regulated penalty interest rate shall apply.

The foregoing description of the Suretyship Contract does not purport to be complete and is qualified in its entirety by reference to the Suretyship Contract, which is attached hereto as Exhibit 10.12.

Maximum Value Mortgage Contract with China Construction Bank Shanghai Branch

On October 17, 2002, Shanghai Wanxing and the China Construction Bank Shanghai Yangpu Branch (the “Bank”) entered into a Maximum Value Mortgage Contract (the “Contract”) whereby, in relation to a series of loans between the parties from October 17, 2002 to October 16, 2004, (the “Loans”) having a maximum value of RMB 30,000,000 (the “Maximum Value Amount”), Shanghai Wanxing agreed to provide a mortgage guarantee for the Loans on the Mortgaged Goods (the “Mortgaged Goods”, as defined in the Contract) in exchange for the Bank, so long as the remaining credit of the Bank is less than the Maximum Value Amount, continuously and circularly issuing loans to Shanghai Wanxing.

In accordance with the Contract, Shanghai Wanxing shall keep the Mortgaged Goods free from damage and shall purchase and maintain asset insurance for the Mortgaged Goods naming the Bank as the primary beneficiary. Shanghai Wanxing shall not transfer, lease or mortgage the Mortgaged Goods without the approval of the Bank and shall require the written approval of the Bank in order to dispose of the Mortgaged Goods.

In the event that Shanghai Wanxing defaults under the Contract, the Bank has the right to require Shanghai Wanxing to take corrective action, to provide additional guarantees and to pay compensation, as well as the right to dispose of the Mortgaged Goods in advance.

The foregoing description of the Maximum Value Mortgage Contract does not purport to be complete and is qualified in its entirety by reference to the Maximum Value Mortgage Contract, which is attached hereto as Exhibit 10.13.

Current Capital Loan Contract (6) with China Industrial and Commercial Bank Pudong Branch

On April 23, 2003, Shanghai Wanxing and the China Industrial and Commercial Bank Pudong Branch (the “Bank”), entered into a Current Capital Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 16,000,000, for a 12-month term from April 23, 2003 to April 23, 2004 (the “Loan”), intended to be used for current capital. Monthly interest on the Loan shall be defined as 4.425% (for midterm current capital, interest will be defined once for each year) and in case the loan interest rate adjusted by the People’s Bank of China applies to the Loan, the Bank shall apply the adjusted interest rate. Shanghai Wanxing shall use its sales income as a source of capital to repay the Loan.

Before Shanghai Wanxing makes any changes which could affect the Banks rights and interests under the Contract, Shanghai Wanxing shall inform the Bank thirty days in advance and obtain the Bank’s written approval for such changes. In case of any events which may affect the normal operation or cause a negative impact on Shanghai Wanxing’s ability to repay the Loan, Shanghai Wanxing shall immediately inform the Bank in writing.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In the event that Shanghai Wanxing fails to repay the principle and interest on the Loan when due, the Bank has the right to request that Shanghai Wanxing return the Loan within specified periods, the right to transfer the capital from Shanghai Wanxing’s bank account in the Bank’s branch, and has the right to charge interest of the due amount of principle as per a rate of 0.021% on a daily basis, interest on a compound basis. In the event that Shanghai Wanxing does not use the Loan as intended, the Bank has the right to cancel the Loan, take back the Loan (entirely or partially) prior to the due date, terminate the Contract and/or charge interest on a compound basis on the misused principle as per a rate of 0.05% on a daily basis, interest on a compound basis.

The Bank has the right to revoke the Contract in the event that Shanghai Wanxing goes out of business or production stops, there are changes to the surety which may have a negative impact on the Banks rights and/or there are other severe breaches.

On April 23, 2003, the Bank entered into a Suretyship Contract with Beijing Wanxing Vehicle Service Company (“Wanxing Vehicle Service”) whereby Wanxing Vehicle Service agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Current Capital Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Current Capital Loan Contract, which is attached hereto as Exhibit 10.15.

Loan Contract #9 with Agricultural Bank of China

On May 16, 2003, Shanghai Wanxing and the Agricultrual Bank of China, Shanghai Wujiaochang Branch (the “Bank”), entered into a Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 30,000,000 (the “Loan”), from May 16, 2003 to May 14, 2004, for the purpose of current capital turn-over (the “Intended Purpose”). The annual fixed interest rate for the Loan is 5.841% (the “Fixed Interest Rate”).

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In accordance with the Contract, Shanghai Wanxing is required to: provide the Bank with complete financial statements; setup a bank account at the Bank’s branch (the “Bank Account”) and to make transactions through this account; only use the Loan for the Intended Purpose; notify the Bank in writing of any activities that endanger its normal operation or negatively impact its liabilities to repay the Loan; and to obtain the Bank’s written approval before carrying out any activities that can affect the Bank’s credit rights.

If the Bank fails to perform any of its obligations under the Contract and Shanghai Wanxing suffers business loss, the Bank shall pay a default penalty to Shanghai Wanxing. If the Shanghai Wanxing violates the Contract, or if a surety of the Contract violates its contractual obligations, the Bank has the right to stop issuing the Loan, recall the repayment of the Loan ahead of the due date or take other measures to protect its rights.

Should Shanghai Wanxing fail to repay the principle of the Loan when due, the Bank has the right to charge overdue interest at a daily rate of 0.021% for the overdue interest and compound interest thereon. Should Shanghai Wanxing use the Loan for a purpose other than the Intended Purpose, the Bank has the right to charge penalty interest at a rate of 0.05% on the misused portion for the misuse period.

On May 16, 2003, the Bank entered into a Suretyship Contract with Zhongyou Longchang (Group) Holding Ltd. (“Zhongyou Longchang”) whereby Zhongyou Longchang agreed to be jointly liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Loan Contract which is attached hereto as Exhibit 10.16.

Current Capital Loan Contract (5) with China Industrial and Commercial Bank Pudong Branch

On September 13, 2003, Shanghai Wanxing and the China Industrial and Commercial Bank Pudong Branch (the “Bank”), entered into a Current Capital Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 20,000,000, for a 12-month term from September 15, 2003 to September 15, 2004 (the “Loan”), intended to be used for paying the principle under loan contract #29001110605. Monthly interest on the Loan shall be defined as 4.64625% (for midterm current capital, interest will be defined once for each year) and in case the loan interest rate adjusted by the People’s Bank of China applies to the Loan, the Bank shall apply the adjusted interest rate. Shanghai Wanxing shall use its sales income as a source of capital to repay the Loan.

Before Shanghai Wanxing makes any changes which could affect the Banks rights and interests under the Contract, Shanghai Wanxing shall inform the Bank thirty days in advance and obtain the Bank’s written approval for such changes. In case of any events which may affect the normal operation or cause a negative impact on Shanghai Wanxing’s ability to repay the Loan, Shanghai Wanxing shall immediately inform the Bank in writing.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In the event that Shanghai Wanxing fails to repay the principle and interest on the Loan when due, the Bank has the right to request that Shanghai Wanxing return the Loan within specified periods, the right to transfer the capital from Shanghai Wanxing’s bank account in the Bank’s branch, and has the right to charge interest of the due amount of principle as per a rate of 0.021% on a daily basis, interest on a compound basis. In the event that Shanghai Wanxing does not use the Loan as intended, the Bank has the right to cancel the Loan, take back the Loan (entirely or partially) prior to the due date, terminate the Contract and/or charge interest on a compound basis on the misused principle as per a rate of 0.05% on a daily basis, interest on a compound basis.

The Bank has the right to revoke the Contract in the event that Shanghai Wanxing goes out of business or production stops, there are changes to the surety which may have a negative impact on the Banks rights and/or there are other severe breaches.

On September 15, 2003, the Bank entered into a Suretyship Contract with Beijing Wanxing Vehicle Service Company (“Wanxing Vehicle Service”) whereby Wanxing Vehicle Service agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

On September 15, 2003, the Bank entered into a Suretyship Contract with Beijing Guoan Electric Co. (“Guoan Electric”) whereby Guoan Electric agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Current Capital Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Current Capital Loan Contract, which is attached hereto as Exhibit 10.17.

Current Capital Loan Contract (4) with China Industrial and Commercial Bank Pudong Branch

On January 9, 2004, Shanghai Wanxing and the China Industrial and Commercial Bank Pudong Branch (the “Bank”), entered into a Current Capital Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 6,000,000, for a 12-month term from January 9, 2004 to January 7, 2005 (the “Loan”), intended to be used for current capital. Monthly interest on the Loan shall be defined as 4.64625% (for midterm current capital, interest will be defined once for each year) and in case the loan interest rate adjusted by the People’s Bank of China applies to the Loan, the Bank shall apply the adjusted interest rate. Shanghai Wanxing shall use its sales income as a source of capital to repay the Loan.

Before Shanghai Wanxing makes any changes which could affect the Banks rights and interests under the Contract, Shanghai Wanxing shall inform the Bank thirty days in advance and obtain the Bank’s written approval for such changes. In case of any events which may affect the normal operation or cause a negative impact on Shanghai Wanxing’s ability to repay the Loan, Shanghai Wanxing shall immediately inform the Bank in writing.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In the event that Shanghai Wanxing fails to repay the principle and interest on the Loan when due, the Bank has the right to request that Shanghai Wanxing return the Loan within specified periods, the right to transfer the capital from Shanghai Wanxing’s bank account in the Bank’s branch, and has the right to charge interest of the due amount of principle as per a rate of 0.0216825% on a daily basis, interest on a compound basis. In the event that Shanghai Wanxing does not use the Loan as intended, the Bank has the right to cancel the Loan, take back the Loan (entirely or partially) prior to the due date, terminate the Contract and/or charge interest on a compound basis on the misused principle as per a rate of 0.0216825% on a daily basis, interest on a compound basis.

The Bank has the right to revoke the Contract in the event that Shanghai Wanxing goes out of business or production stops, there are changes to the surety which may have a negative impact on the Banks rights and/or there are other severe breaches.

Penalty interest for the overdue Loan will be applied as follows: (1) an additional 40% will be added to the contract-defined interest rate base on the total loan amount on the day before the due date and (2) in case the Loan has been used other than intended, the penalty interest rate will be an additional 70% added to the contract-defined interest rate base on the total amount of the loan that has been used for other purposes.

On January 9, 2004, the Bank entered into a Suretyship Contract with Shanghai Xinguang Enterprise Development Co., Ltd. (“Xinguang Enterprise”) whereby Xinguang Enterprise agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

On January 9, 2004, the Bank entered into a Suretyship Contract with Beijing Guoan Electric Co. (“Guoan Electric”) whereby Guoan Electric agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Current Capital Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Current Capital Loan Contract, which is attached hereto as Exhibit 10.18.

Current Capital Loan Contract (3) with China Industrial and Commercial Bank Pudong Branch

On January 12, 2004, Shanghai Wanxing and the China Industrial and Commercial Bank Pudong Branch (the “Bank”), entered into a Current Capital Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 6,000,000, for a 12-month term from January 12, 2004 to January 12, 2005 (the “Loan”), intended to be used for current capital. Monthly interest on the Loan shall be defined as 4.64625% (for midterm current capital, interest will be defined once for each year) and in case the loan interest rate adjusted by the People’s Bank of China applies to the Loan, the Bank shall apply the adjusted interest rate. Shanghai Wanxing shall use its sales income as a source of capital to repay the Loan.

Before Shanghai Wanxing makes any changes which could affect the Banks rights and interests under the Contract, Shanghai Wanxing shall inform the Bank thirty days in advance and obtain the Bank’s written approval for such changes. In case of any events which may affect the normal operation or cause a negative impact on Shanghai Wanxing’s ability to repay the Loan, Shanghai Wanxing shall immediately inform the Bank in writing.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In the event that Shanghai Wanxing fails to repay the principle and interest on the Loan when due, the Bank has the right to request that Shanghai Wanxing return the Loan within specified periods, the right to transfer the capital from Shanghai Wanxing’s bank account in the Bank’s branch, and has the right to charge interest of the due amount of principle as per a rate of 0.0216825% on a daily basis, interest on a compound basis. In the event that Shanghai Wanxing does not use the Loan as intended, the Bank has the right to cancel the Loan, take back the Loan (entirely or partially) prior to the due date, terminate the Contract and/or charge interest on a compound basis on the misused principle as per a rate of 0.0216825% on a daily basis, interest on a compound basis.

The Bank has the right to revoke the Contract in the event that Shanghai Wanxing goes out of business or production stops, there are changes to the surety which may have a negative impact on the Banks rights and/or there are other severe breaches.

Penalty interest for the overdue Loan will be applied as follows: (1) an additional 40% will be added to the contract-defined interest rate base on the total loan amount on the day before the due date and (2) in case the Loan has been used other than intended, the penalty interest rate will be an additional 70% added to the contract-defined interest rate base on the total amount of the loan that has been used for other purposes.

On January 12, 2004, the Bank entered into a Suretyship Contract with Shanghai Xinguang Enterprise Development Co., Ltd. (“Xinguang Enterprise”) whereby Xinguang Enterprise agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

On January 12, 2004, the Bank entered into a Suretyship Contract with Beijing Guoan Electric Co. (“Guoan Electric”) whereby Guoan Electric agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Current Capital Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Current Capital Loan Contract, which is attached hereto as Exhibit 10.19.

Current Capital Loan Contract (2) with China Industrial and Commercial Bank Pudong Branch

On January 14, 2004, Shanghai Wanxing and the China Industrial and Commercial Bank Pudong Branch (the “Bank”), entered into a Current Capital Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 6,000,000, for a 12-month term from January 13, 2004 to January 13, 2005 (the “Loan”), intended to be used for current capital. Monthly interest on the Loan shall be defined as 4.64625% (for midterm current capital, interest will be defined once for each year) and in case the loan interest rate adjusted by the People’s Bank of China applies to the Loan, the Bank shall apply the adjusted interest rate. Shanghai Wanxing shall use its sales income as a source of capital to repay the Loan.

Before Shanghai Wanxing makes any changes which could affect the Banks rights and interests under the Contract, Shanghai Wanxing shall inform the Bank thirty days in advance and obtain the Bank’s written approval for such changes. In case of any events which may affect the normal operation or cause a negative impact on Shanghai Wanxing’s ability to repay the Loan, Shanghai Wanxing shall immediately inform the Bank in writing.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In the event that Shanghai Wanxing fails to repay the principle and interest on the Loan when due, the Bank has the right to request that Shanghai Wanxing return the Loan within specified periods, the right to transfer the capital from Shanghai Wanxing’s bank account in the Bank’s branch, and has the right to charge interest of the due amount of principle as per a rate of 0.0216825% on a daily basis, interest on a compound basis. In the event that Shanghai Wanxing does not use the Loan as intended, the Bank has the right to cancel the Loan, take back the Loan (entirely or partially) prior to the due date, terminate the Contract and/or charge interest on a compound basis on the misused principle as per a rate of 0.0216825% on a daily basis, interest on a compound basis.

The Bank has the right to revoke the Contract in the event that Shanghai Wanxing goes out of business or production stops, there are changes to the surety which may have a negative impact on the Banks rights and/or there are other severe breaches.

Penalty interest for the overdue Loan will be applied as follows: (1) an additional 40% will be added to the contract-defined interest rate base on the total loan amount on the day before the due date and (2) in case the Loan has been used other than intended, the penalty interest rate will be an additional 70% added to the contract-defined interest rate base on the total amount of the loan that has been used for other purposes.

On January 14, 2004, the Bank entered into a Suretyship Contract with Shanghai Xinguang Enterprise Development Co., Ltd. (“Xinguang Enterprise”) whereby Xinguang Enterprise agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

On January 14, 2004, the Bank entered into a Suretyship Contract with Beijing Guoan Electric Co. (“Guoan Electric”) whereby Guoan Electric agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Current Capital Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Current Capital Loan Contract, which is attached hereto as Exhibit 10.20.

Loan Contract with Shenzhen Development Bank Co., Ltd.

On August 5, 2004, Shanghai Wanxing and the Shenzhen Development Bank Co., Ltd. (the “Bank”), the Shanghai Lujiazui Branch, entered into a Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 20,000,000, to be released to Shanghai Wanxing in fixed amounts on fixed dates (the “Advances”), with fixed interest at a rate of 6.372% (the “Contractual Interest Rate”) for one year (the “Loan”).

Shanghai Wanxing shall provide the Bank with: true documents and material; all banking account numbers and account balances; monthly financial statements; and amendments to the registration information of Shanghai Wanxing. In addition, Shanghai Wanxing shall accept the Bank’s monitoring of its fund status and business and financial activities. If Shanghai Wanxing fails to perform any of the forgoing, the Bank has the right to withhold further Advances and the right to require Shanghai Wanxing to repay the loan (in full or in part) prior to the due date.

If Shanghai Wanxing fails to repay the interest and principle on time and in full, the Bank has the right to charge 50% on top of the Contractual Interest Rate (the “Penalty Interest Rate”) starting from the due date and compounded interest shall be charged on the Penalty Interest Rate. If Shanghai Wanxing misuses the Loan, the Bank has the right to charge 100% on top of the Contractual Interest Rate from the date of misuse.

If Shanghai Wanxing fails to use the Loan as required by the Contract, the Bank has the right to impose the Penalty Interest, withhold further Advances and the right to require Shanghai Wanxing to repay the loan (in full or in part) prior to the due date.

Shanghai Wanxing shall obtain the Bank’s written approval before transferring the debt it owes under the Contract to a third party and, in the case of conducting a major property transfer, shall inform the Bank in advance. If Shanghai Wanxing fails to perform any of the foregoing, the Bank has the right to withhold further Advances, the right to require Shanghai Wanxing to repay the loan (in full or in part) prior to the due date and, in case of the Bank’s credit loss, the right to require compensation.

As a condition of the Contract, on August 5, 2004, the Bank entered into Surety Contracts (the “Surety Contracts”) with Zhongyou Longchang (Group) Holding Ltd. and with Zhejiang Zheda Haina Technology Holding Ltd. (collectively, the “Sureties”), whereby the Sureties agreed to guarantee Shanghai Wanxing’s repayment of the Loan under the Contract. The Surety Contracts are effective for two years after the expiration of the Contract.

The foregoing description of the Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Loan Contract which is attached hereto as Exhibit 10.21.

Short-Term Loan Contract with Industrial Bank Shanghai Branch

On December 20, 2004, Shanghai Wanxing and the Industrial Bank Shanghai Branch (the “Bank”), entered into a Short-Term Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 10,000,000 (the “Loan”), for a 12-month term from December 20, 2004, or from the actual date of receipt of the Loan, intended to be used for current capital. The annual fixed interest rate for the Loan is 6.138% to be calculated on a monthly basis in accordance with the Contract (the “Fixed Interest Rate”).

If Shanghai Wanxing uses the Loan for purposes other than intended, or if Shanghai Wanxing fails to repay the Loan on time, the Bank has the right to collect penalty interest (the “Penalty Interest”) on the Loan at a rate of 50% on top of the Fixed Interest Rate. In the event that Shanghai Wanxing fails to repay interest, the Bank has the right to collect compound interest.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract

In accordance with the Contract, Shanghai Wanxing is required to: provide the Bank with genuine information; setup a bank account at the Bank’s branch (the “Bank Account”) and to make transactions through this account; use the Loan as per its intended purpose; not reduce its registered capital; not transfer the debt under this contract to a third party without the Bank’s written approval; and to obtain the Bank’s written approval before carrying out any major asset adjustments and business adjustments.

In accordance with the Contract, the Bank may withdraw the Loan ahead of the due date by directly removing money from the Bank Account if: Shanghai Wanxing fails to pay interest owing; Shanghai Wanxing’ business is in loss or net income drops dramatically; Shanghai Wanxing is involved or becomes involved in litigation; statements and materials provided by Shanghai Wanxing are false; Shanghai Wanxing misuses the Loan; Shanghai Wanxing refuses to allow the Bank to monitor and inspect its operation; Shanghai Wanxing has a major human resources change; and/or if other events occur that may endanger the safety of the Loan.

In the event that the Contract is breached (as defined in the Contract), the Bank has the right to: require Shanghai Wanxing to correct the breach; prohibit Shanghai Wanxing from withdrawing the Loan from the Bank Account; terminate the contract and require Shanghai Wanxing to return the principle and interest; require Shanghai Wanxing to pay Penalty Interest if the Loan is overdue or misused; deduct the principle and interest directly from the Bank Account; and the right to take legal measures.

The foregoing description of the Short-Term Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Short-Term Loan Contract which is attached hereto as Exhibit 10.22.

Short-Term Loan Contract (8) with Industrial Bank Shanghai Branch

On December 20, 2004, Shanghai Wanxing and the Industrial Bank Shanghai Branch (the “Bank”), entered into a Short-Term Loan Contract (the “Contract”) whereby the Bank agreed to loan Shanghai Wanxing the sum of RMB 30,000,000 (the “Loan”), for a 12-month term from December 20, 2004, or from the actual date of receipt of the Loan, intended to be used for the repayment of interest and principle for other contracts (as defined in the Contract) (the “Intended Purpose”). The annual fixed interest rate for the Loan is 6.138% to be calculated on a monthly basis in accordance with the Contract (the “Fixed Interest Rate”).

If Shanghai Wanxing uses the Loan for purposes other than the Intended Purpose, or if Shanghai Wanxing fails to repay the Loan on time, the Bank has the right to collect penalty interest (the “Penalty Interest”) on the Loan at a rate of 50% on top of the Fixed Interest Rate. In the event that Shanghai Wanxing fails to repay interest, the Bank has the right to collect compound interest.

Without the written approval of the Bank, if Shanghai Wanxing repays the Loan before the due date, the Bank has the right to charge the full rate of interest under the Contract.

In accordance with the Contract, Shanghai Wanxing is required to: provide the Bank with genuine information; setup a bank account at the Bank’s branch (the “Bank Account”) and to make transactions through this account; only use the Loan for the Intended Purpose; not reduce its registered capital; not transfer the debt under this contract to a third party without the Bank’s written approval; and to obtain the Bank’s written approval before carrying out any major asset adjustments and business adjustments.

In accordance with the Contract, the Bank may withdraw the Loan ahead of the due date by directly removing money from the Bank Account if: Shanghai Wanxing fails to pay interest owing; Shanghai Wanxing’ business is in loss or net income drops dramatically; Shanghai Wanxing is involved or becomes involved in litigation; statements and materials provided by Shanghai Wanxing are false; Shanghai Wanxing misuses the Loan; Shanghai Wanxing refuses to allow the Bank to monitor and inspect its operation; Shanghai Wanxing has a major human resources change; and/or if other events occur that may endanger the safety of the Loan.

In the event that the Contract is breached (as defined in the Contract), the Bank has the right to: require Shanghai Wanxing to correct the breach; prohibit Shanghai Wanxing from withdrawing the Loan from the Bank Account; terminate the contract and require Shanghai Wanxing to return the principle and interest; require Shanghai Wanxing to pay Penalty Interest if the Loan is overdue or misused; deduct the principle and interest directly from the Bank Account; and the right to take legal measures.

On December 20, 2004, the Bank entered into a Suretyship Contract with Beijing Guoan Electric General Company (“Guoan Electric”) whereby Guoan Electric agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

On December 20, 2004, the Bank entered into a Suretyship Contract with Shanghai Shentao Co. Ltd. (“Shentao”) whereby Shentao agreed to be jointly and severally liable for Shanghai Wanxing’s repayment of the Loan under the Contract.

The foregoing description of the Short-Term Loan Contract does not purport to be complete and is qualified in its entirety by reference to the Short-Term Loan Contract which is attached hereto as Exhibit 10.23.

Loan/Guarantees to Unrelated Parties

Shanghai Wanxing has loans receivable from Shanghai Shentao and Shanghai Xinguang arising from guarantee arrangements under which Shanghai Wanxing guaranteed the debt of an amount up to $3,162,500 (RMB 25,000,000) plus interest for these two companies and has been called on its guarantees. Shanghai Wanxing has $4,166,253 receivable from these two companies including interest accrued on the original debts since call of the guarantees, but has provided for the full amount of the receivables due to uncertainty of collectibility. Under the terms of the guarantee agreements, the other companies have until December 31, 2007 to pay Shanghai Wanxing.

In December 2006, Mr. Ban-Jun Yang, President and CEO of Shanghai Wanxing, provided Shanghai Wanxing with a Deed of Indemnity with respect to the guarantee for the aggregate amount of RMB 25,000,000 provided by Shanghai Wanxing in respect of Shanghai Shentao and Shanghai Xinguang. The Deed of Indemnity confirmed that the above mentioned guarantees are the only outstanding corporate guarantees provided by Shanghai Wanxing and that Mr. Ban-Jun Yang agrees to indemnify and hold harmless Shanghai Wanxing on a full indemnity basis all loss or damage for in respect of any claims or liabilities (other than those disclosed above) arising out of the above guarantees and all other possible guarantees, if any, provided by Shanghai Wanxing. A copy of this Deed of Indemnity is attached hereto as Exhibit 10.24.

Shanghai Wanxing has $1,843,147 (RMB 14,570,329) of additional loans receivable from other companies, sales agents and employees, and has fully provided for possible uncollectibility of these amounts.

Shareholder Loans

The loans to and from shareholders do not bear interest. $2,073,161 payable to Shanghai Wanxing’s minority shareholder, Beijing Guoan Electric Co., Ltd., as at September 30, 2006 is due December 31, 2007.

$92,296 receivable from Mr. Ban-Jun Yang, the President and CEO of Shanghai Wanxing, as at September 30, 2006 was repaid by December 31, 2006 without interest.

LEGAL PROCEEDINGS AND SETTLMENT AGREEMENTS

Litigation and Settlement with Agriculture Bank of China

On June 21, 2004, Shanghai Wanxing was sued by the Agriculture Bank of China to enforce payment under the loan agreement with that bank. Shanghai Wanxing’s land, building and equipment, new medicine certificates and a bank account were hypothecated by the People’s Court of Yangpu Distruct, Shanghai, China pursuant to the action. On September 15, 2006, Shanghai Wanxing and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of RMB 21.62 million (approximately $US 2,735,000). Under the terms of the settlement agreement, Shanghai Wanxing is obligated to pay the bank RMB 12 million (approximately $US 1,518,000) before October 31, 2006, RMB 3 million (approximately $US 380,000) before June 30, 2007 and RMB 6.62 million (approximately $US 837,000) before October 31, 2007. Shanghai Wanxing’s new medicine certificates and bank account will be released upon payment of the first RMB 12 million by October 31, 2006. If Shanghai Wanxing completely meets this schedule, its property, building and equipment will be released from hypothecation. On October 25, 2006, Shanghai Wanxing paid RMB 10 million (approximately $US 1,265,000) to the Agriculture Bank of China pursuant to the settlement agreement with that bank. On December 28, 2006, the Agriculture Bank agreed to accept the RMB 10 million payment in lieu of the RMB 12 million payment scheduled under the settlement agreement, and the difference of RMB 2 million (approximately $ 253,000) is due March 31, 2007. A copy of the Settlement Agreement between Shanghai Wanxing and the Agriculture Bank is attached hereto as Exhibit 10.25.

Litigation and Settlement with Industrial and Commercial Bank of China

Shanghai Wanxing has been sued by the Industrial and Commercial Bank of China to enforce payment under the loan agreement with that bank and judgment was granted in favour of the bank by the People’s Court of Pudong District. On October 25, 2006, Shanghai Wanxing and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of RMB 77.15 million (approximately $US 9,760,000). Under the terms of the settlement agreement, Shanghai Wanxing is obligated to pay the bank RMB 3 million (approximately $US 380,000) plus interest at the rate of 0.561% per month on the remaining balance of the first RMB 49,145,766 (approximately $US 6,220,000) of the principal on the 21st day of each month. Shanghai Wanxing is also obligated to pay the bank quarterly interest payments at the rate of 0.5775% per month commencing December 20, 2006 on the remaining balance of the last RMB 28,000,000 (approximately $US 3,540,000) of the principal. The payments will continue until the debt principal is paid. If Shanghai Wanxing completely meets this schedule, the bank agrees to apply to the upper bank authority for a waiver of the interest accumulated prior to the entering of the agreement. In October through December 2006, Shanghai Wanxing has paid RMB 9,000,000 (approximately $US 1,139,000) in principal payments and RMB 1,261,011 (approximately $US 160,000) in interest payments to the Industrial and Commercial Bank of China in compliance with the settlement agreement with that bank. A copy of the Settlement Agreement between Shanghai Wanxing and the Industrial and Commercial Bank of China is attached hereto as Exhibit 10.26.

Litigation and Settlement with Shenzhen Development Bank

Shanghai Wanxing has been sued by the Shenzhen Development Bank to enforce payment under the loan agreement with that bank and judgment was granted in favor of the bank by the 1st Secondary People’s Court of Shanghai. On October 25, 2006, Shanghai Wanxing and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of RMB 17,800,000 (approximately $US 2,252,000). Under the terms of the settlement agreement, Shanghai Wanxing is obligated to pay the bank RMB 5 million (approximately $US 633,000) before October 30, 2006, RMB 3 million (approximately $US 380,000) before March 20, 2007, RMB 3 million before June 20, 2007, RMB 3 million before September 20, 2007 and RMB 3.8 million (approximately $US 480,000) plus the balance of accrued interest before December 20, 2007. On October 27, 2006, Shanghai Wanxing paid RMB 5 million (approximately $US 633,000) to the Shenzhen Development Bank pursuant to the settlement agreement with that bank. The Settlement Agreement between Shanghai Wanxing and the Shenzhen Development Bank is attached hereto as Exhibit 10.27.

Settlement Agreement with China Construction Bank Shanghai Yangpu Branch

On October 24, 2006, Shanghai Wanxing and the China Construction Bank Shanghai Yangpu Branch (the “Bank”), entered into a Settlement Agreement (the “Agreement”) whereby Shanghai Wanxing agreed to make certain payments to the Bank, with respect to a Loan (the “Loan”) entered into between Shanghai Wanxing and the Bank for the principle of RMB 30,000,000 (approximately $US 3,796,000) plus interest thereon.

In accordance with the Agreement, it was agreed that as Shanghai Wanxing had already repaid the Bank RMB 2,500,000 (approximately $US 316,000) on October 21, 2006, Shanghai Wanxing would repay the Bank: the principle of RMB 6,000,000 (approximately $US 760,000) by the end of October 2006; the principle of RMB 7,000,000 (approximately $US 886,000) by the end of April 2007; the principle of RMB 7,000,000 by the end of August 2007; and the remainder of the principle RMB 7,500,000 (approximately $US 949,000) plus interest by the end of December 2007. Until repayment in full, interest shall remain owing on unpaid amounts of the Loan and if Shanghai Wanxing falls to make repayment as required by the Agreement, the Bank has the right to seek a court order to obtain the amounts owed.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement which is attached hereto as Exhibit 10.28.

Item 9.01. Financial Statements and Exhibits.

The following financial statements are included in this Form 8-K/A.

Audited Financial Statements of Manhing Enterprises Limited and Consolidated Subsidiaries, as at December 31, 2005

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as at December 31, 2005

Consolidated Statement of Operations for the years ended Dec. 31, 2005 and 2004

Consolidated Statement of Cash Flows for the years ended Dec. 31, 2005 and 2004

Consolidated Statement of Shareholders’ Equity (Deficit) for the years ended Dec. 31, 2005 and 2004

Notes to the Financial Statements

Unaudited Financial Statements of Manhing Enterprises Limited and Consolidated Subsidiaries, as at September 30, 2006

Consolidated Balance Sheet as at September 30, 2006

Consolidated Statement of Operations for the nine month period ended Sept. 30, 2006 and 2005

Consolidated Statement of Cash Flows for the nine month period ended Sept, 30, 2006 and 2005

Consolidated Statement of Shareholders’ Equity (Deficit) for the nine month period ended Sept. 30, 2006 and the years ended Dec. 31, 2005 and 2004

Notes to the Financial Statements

Pro Forma Consolidated Financial Information

Introduction to Pro Forma Consolidated Financial Information

Pro Forma Consolidated Balance Sheet as at Sept. 30, 2006

Pro Forma Consolidated Statement of Operations for the nine month period ended September 30, 2006

Pro Forma Consolidated Statement of Operations for the year ended Dec. 31, 2005

Notes to the Pro Forma Consolidated Financial Information

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors
Manhing Enterprises Ltd.

We have audited the accompanying balance sheet of Manhing Enterprises Ltd., as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004 These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manhing Enterprise Ltd. as of December 31, 2005, and the results of its operations and cash flows for the years ended May 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has losses from operations and has negative working capital and a stockholders’ (deficit), which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
January 5, 2007

1

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Balance Sheet
(Expressed in US Dollars)

Note 1 - Basis of Presentation - going concern	December 31
2005

ASSETS

CURRENT ASSETS
Cash - unrestricted	$446,912
Cash - restricted (Note 3)	332,204
Accounts receivable (Notes 4 and 16)	3,466,720
Loans to unrelated parties (Note 5 and 16)	5,347,268
Loan to shareholder (Note 10)	286,513
Inventory (Note 6)	575,689
Prepaid expenses	38,315
Total current assets	10,493,621

Fixed assets (Note 7)	6,795,781

Total assets	$17,289,402

LIABILITIES AND STOCKHOLDER'S (DEFICIT)

CURRENT LIABILITIES
Short-term loans (Notes 8, 9 and 16)	$23,654,988
Accounts payable	203,721
Interest payable	1,934,240
Unearned revenue	1,059,108
Shareholder loans (Note 10)	3,082,462
Other current liabilities	895,392
Total current liabilities	30,829,911

COMMITMENTS (Notes 13 and 14)

MINORITY INTEREST	13,009

STOCKHOLDER'S (DEFICIT)
Common stock
Authorized 10,000,000 shares at par value of $0.1288 ($HK 1.00) each Issued and outstanding 10,000	1,288
Additional paid-in capital	7,526,885
Accumulated (deficit)	(20,783,748)
Accumulated other comprehensive income (loss)	(297,943)
Total stockholder's (deficit)	(13,553,518)

Total liabilities and stockholder's (deficit)	$17,289,402

The accompanying notes to the consolidated financial statements are an integral part of these statements.

2

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statements of Operations
(Expressed in US Dollars)

	Years Ended December 31
	2005	2004

REVENUE
Sales	$794,851	$1,003,637
Cost of goods sold	794,469	791,223
Gross profit	382	212,414
Income from grants, consulting and outside manufacturing	224,419	483,181
	224,801	695,595

EXPENSES
Advertising and promotion	91,963	33,449
Depreciation	87,912	126,640
Freight	12,997	23,613
General and administration	445,662	660,316
Repairs and maintenance	33,789	20,724
Research and development	638,408	678,085
Salaries and benefits	352,904	364,406
Travel	52,698	46,776
Total expenses	1,716,333	1,954,009

Net (loss) for the year from operations	(1,491,532)	(1,258,414)

OTHER EXPENSES
Interest and bank charges (Notes 8 and 10)	1,646,385	1,345,053
Losses on loans and guarantees to other parties (Note 5)	321,397	3,184,216

Net (loss) for the year before minority interests
	(3,459,314)	(5,787,683)

Minority interest in loss for the year	51,209	115,774

Net (loss) for the year	$(3,408,105)	$(5,671,909)

Other comprlehensive income (loss)
Foreign currency translation	$(303,113)	$5

Net (loss) per common share - basic and fully diluted:
Net (loss) for the year	$(341)	$(567)

Weighted average number of common stock outstanding
	10,000	10,000

The accompanying notes to the consolidated financial statements are an integral part of these statements.

3

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	Years Ended December 31
	2005	2004
Cash from (used in) operating activities:
Net (loss)	$(3,408,105)	$(5,671,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	633,234	622,340
Loss on disposition of fixed assets	-	3,344
Imputed interest expense on shareholders' loans	133,942	14,231
Minority interest in net loss	(51,209)	(115,774)
Net change in operating assets and liabilities:
Accounts receivable	28,877	(75,036)
Inventory	(21,681)	260,244
Prepaid expenses	2,160	14,604
Accounts payable	(48,248)	(80,119)
Interest payable	1,428,999	467,902
Unearned revenue	824,333	50,509
Other current liabilities	421,013	205,446

Net cash (used in) operating activities	(56,685)	(4,304,218)

Cash (used in) investing activities:
Purchase of capital assets	(60,866)	(217,372)

Net cash (used in) investing activities	(60,866)	(217,372)

Cash from (used in) financing activities:
Loans made to unrelated parties	(29,736)	(219,820)
Repayment of loans by unrelated parties	-	50,105
Loans made to shareholders	(286,513)	-
Repayment of loans by shareholders	-	585,840
Contributions of capital by minority shareholders	-	179,992
Increase in short-term loans	-	4,832,000
Repayments of short-term loans	(867,300)	(2,304,864)
Loans received from shareholders	796,507	2,546,495
Repayments of loans from shareholders	(325,888)
Net cash from (used in) financing activities	(712,930)	5,669,748

Effect of other comprehensive income (loss) on cash	58,390	5

Increase (decrease) in cash	(772,091)	1,148,163

Cash, beginning of period	1,551,207	403,044
Cash, end of period	$779,116	$1,551,207

The accompanying notes to the consolidated financial statements are an integral part of these statements.

4

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statement of Stockholder's (Deficit)
(Expressed in US Dollars)

	Common Stock	Amount	Additional paid-in capital	Cumulative Other Comprehensive Income (loss)	Accumulated (Deficit)	Stockholder's (Deficit)

Balance December 31, 2003	10,000	$1,288	$7,378,712	$5,165	$(11,703,734)	$(4,318,569)

Imputed interest on shareholders' loans	-	-	14,231	-	-	$14,231
Net income (loss) for the year	-	-	-	5	(5,671,909)	$(5,671,904)

Balance December 31, 2004	10,000	$1,288	$7,392,943	$5,170	$(17,375,643)	$(9,976,242)

Imputed interest on shareholders' loans	-	-	133,942	-	-	$133,942
Net (loss) for the year	-	-	-	(303,113)	(3,408,105)	$(3,711,218)

Balance December 31, 2005	10,000	$1,288	$7,526,885	$(297,943)	$(20,783,748)	$(13,553,518)

5

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

1. BASIS OF PRESENTATION - GOING CONCERN

These consolidated financial statements have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced losses since commencement of operations amounting to $20,783,748, and has negative working capital and a stockholder’s deficit as of December 31, 2005, which raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There are no assurances that the Company will be successful in achieving these goals.

The Company is in the process of researching, developing, testing and evaluating proposed new pharmaceutical products and has not yet determined whether these products are technically or economically feasible. The underlying value of the company is entirely dependent on the successful implementation of one or more of these products, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or sufficient proceeds from the disposition of manufacturing rights. Management’s plan is to actively search for new sources of capital, including government and non-government grants toward research projects and new equity investment.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the laws of Hong Kong on July 2, 1991.

On June 28, 1996, the Company and two other unrelated companies founded Shanghai Pudong New District Wanxing Living Things Co., Ltd. (“Wanxing Bio-Pharmaceuticals”), a Sino- Foreign Joint Venture company incorporated with limited liability under the laws of the People’s Republic of China. Wanxing Bio-Pharmaceuticals has a term of 30 years from the date of incorporation, at which time it is to be liquidated. The Company’s original investment and proportionate interest in Wanxing Bio-Pharmaceuticals were $1.3 Million and 52%, respectively. On August 19, 1996, Wanxing Bio-Pharmaceuticals changed its name to Shanghai Wanxing Living Things Co., Ltd. On the same date the Company transferred a 1% interest in Wanxing Bio-Pharmaceuticals to another company for consideration of $25,000. On the same date Wanxing Bio-Pharmaceuticals increased its registered capital and the Company contributed an additional $895,500 to keep its interest at 51%. In 1998 the Company acquired an additional interest in Wanxing Bio-Pharmaceuticals for $1,445,000 and contributed an additional $2,087,500 upon Wanxing Bio-Pharmaceuticals increasing its registered capital. After these transactions the Company held a 63.33% interest in Wanxing Bio-Pharmaceuticals.

6

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

In 2000, Wanxing Bio-Pharmaceuticals changed it name to its current name, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.

In 2002 the Company transferred an 18% interest in Wanxing Bio-Pharmaceuticals to another investor.

In 2003 the company acquired an additional combined 36.6% interest in Wanxing Bio-Pharmaceuticals from other shareholders over three transactions. Subsequent to these transactions, the Company’s interest in Wanxing Bio-Pharmaceuticals is 82%, or $7.38 Million of Wanxing Bio-Pharmaceuticals’ registered capital of $9.0 Million. Each transaction in the capital of Wanxing Bio-Pharmaceuticals since its inception has been for consideration equal to the amount of registered capital corresponding to the interest transferred.

Wanxing Bio-Pharmaceuticals’ business is research, development, manufacture and sale of pharmaceutical products, primarily for the Chinese market. There is one product line currently manufactured and sold as at December 31, 2005 and several other potential products in various stages of research and development. The product line currently sold is Wanferon/Wanferin, formulations of recombinant human interferon for treating hepatitis and viral diseases. Wanxing Bio-Pharmaceuticals has obtained a new drug license for Leflunomide, a drug for the treatment of rheumatoid arthritis. Wanxing Bio-Pharmaceuticals’ offices and manufacturing facility are in owned premises located on land used under license in the Pudong New Area of Shanghai, China.

On April 14, 2004, Wanxing Bio-Pharmaceuticals and two other unrelated companies founded Shanghai Wanxing Bio-science Cosmetic Co., Ltd. (“Wanxing Cosmetic”). Wanxing Cosmetic’s registered capital is $3.0 Million and Wanxing Bio-Pharmaceuticals’ interest is 50.33% or $1,510,000.. Wanxing Cosmetic has a term of thirty years from the date of issue of the business license, at which time it is to be liquidated. Wanxing Cosmetic manufactures skin-care products under the brand name KaiYing.

Principles of Consolidation

The consolidated financial statements include accounts of the Company and its subsidiary, Wanxing Bio-Pharmaceuticals, and its subsidiary, Wanxing Cosmetic. All significant inter-company balances and transactions are eliminated. Minority interest represents the other shareholders’ interests in the net assets of the subsidiaries after deducting the minority interest share of net losses of the companies.

7

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at December 31, 2005, the Company did not have any cash equivalents.

Inventory

Inventory is carried at the lower of cost and estimated net realizable value. Raw materials cost is determined on the first in, first out basis. Manufacturing costs are applied to goods in process on a full cost basis. Cost of finished goods on hand at the balance sheet date is determined on the first in, first out basis.

Revenue recognition

The Company recognizes revenue from sales of goods when the goods are shipped. Goods are shipped pursuant to purchase orders and the Company has a no-returns policy. Accordingly the revenue earning process is complete at time of shipment.

The Company recognizes revenue from grants when the conditions on the grant are satisfied.

The Company recognizes revenue from consulting and outside manufacturing when the work is complete.

Research and Development Expenditures

Expenditures on research and development activities, including assets acquired for use in research and development activities, are charged to operations as incurred.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The Company has no asset retirement obligations.

Fixed Assets

Fixed assets are carried at cost less a provision for depreciation on a straight-line basis over their estimated useful lives. Each asset is estimated to have a residual value of 10% of cost at the end of its useful life. Estimated useful lives are as follows:

Buildings	20 years
Climate control equipment	8 years
Computer software	5 years
Land license	29 years
Landscaping	29 years
Manufacturing equipment	5 - 8 years
Office furniture and equipment	5 years
Other equipment	5 years
Road	20 years
Vehicles	5 years

8

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

Advertising Expenses

Advertising expenses are expensed as incurred.

Foreign Currency

The parent company’s operation of the Company is located in Hong Kong. It maintains no bank accounts. Transactions in foreign currencies are translated into the functional currency, which is U.S. Dollars, at the rate in effect at the time of the transaction. Monetary assets and liabilities denominated in the foreign currencies are presented in the balance sheet at the rate in effect at the balance sheet date. Transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations.

The subsidiaries’ operations of the Company are located in China, and they maintain their accounting records in Chinese Renminbi Yuan. The assets and liabilities of the subsidiaries are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses are translated at the average exchange rate. The foreign exchange gains and losses that arise from exchange rate fluctuations are included in other comprehensive income (loss).

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Loss Per Share

Basic earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is equal to the basic loss per share for the year ended December 31, 2005 and 2004 because there are no common stock equivalents outstanding at December 31, 2005 and 2004.

9

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, loans receivable, short term loans payable and accounts payable at December 31, 2005. Accounts receivable and loans receivable are carried at estimated net realizable values net of provisions for uncollectible amounts. The carrying values of the remaining financial instruments reflected in these financial statements approximate their fair values due to the short-term maturity of the instruments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

Income taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Impairment of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. If impairment is deemed to exist, the asset will be written down to its fair value. Fair value is generally determined using a discounted cash flow analysis. As at December 31, 2005, the Company does not believe any adjustment for impairment is required.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions”. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 does not have a material impact on the Company’s consolidated financial statements.

10

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 replaces APB Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 does not have any impact on the Company’s consolidated financial statements.

There were various other accounting standards and interpretations issued during 2005, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

3. CASH - RESTRICTED

Restricted cash consists of $124,052 on deposit pursuant to agreement with a bank to maintain funds on deposit to ensure payment of interest on debt, $195,762 paid in to court pending settlement of litigation concerning bank debt, and $12,390 held for an outstanding item.

4. ACCOUNTS RECEIVABLE

Trade accounts receivable consists of receivable for sales of product on credit, largely to independent sales agents. The Company is required by law to sell to a sales agent rather than the ultimate purchaser when the ultimate purchaser is a hospital. The carrying value of accounts receivable at December 31, 2005 is net of a provision for uncollectible accounts which is based on the consideration received for the receivables, which were sold to a collection agency subsequent to the year end (Note 16).

5. LOANS TO UNRELATED PARTIES

The Company has loans receivable from other companies arising from guarantee arrangements under which the Company guaranteed the debt of other companies and has been called on its guarantees (Note 8). The company has $3,493,404 receivable from these companies including interest accrued on the original debts since call of the guarantees, but has provided for the full amount of the receivables due to uncertainty of collectibility. $271,741 has been charged to income in 2005 (2004 - $Nil) in respect of the provision. Under the terms of the guarantee agreements, the other companies have until December 31, 2007 to pay the Company.

The Company has fully provided for $1,967,556 (15,880,194 Chinese yuan) of additional loans receivable from other companies, sales agents and employees. $58,352 has been charged to income in 2005 (2004 - $156,880) in respect of the provision.

The remaining loans receivable are carried at their face amounts, which approximate estimated net realizable values based on collection and settlement experience subsequent to December 31, 2005. The remaining loans receivable do not bear interest and have no stated terms of repayment.

11

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

6. INVENTORY

Inventory consists of the following:
December 31, 2005

Raw materials	$48,102
Goods in process	417,762
Finished goods	109,825

$575,689

7. FIXED ASSETS

Fixed assets consist of the following:
December 31, 2005

Buildings	$5,592,680
Climate control equipment	1,159,217
Computer software	1,734
Land license	2,081,520
Landscaping	21,559
Manufacturing equipment	1,500,392
Office furniture and equipment	172,007
Other equipment	23,836
Road	31,188
Vehicles	801,027

11,385,160
Less: Accumulated depreciation	4,589,379

$6,795,781

The land license is for the use of the land on which the Company’s buildings are situated, and is for a term of 30 years from September 18, 1996. At the end of the license, the Company expects to have an option to renew the license.

12

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

On June 21, 2004 the Company’s land, building and equipment were hypoethecated by the People’s Court of Yangpu District, Shanghai, China pursuant to an action for non payment of bank debt (Note 9). The Company has had use of the assets while under hypothecation, but is not free to sell any of the hypothecated assets. Subsequent to the end of the year, the Company has entered an agreement to settle the debt and release the assets from hypothecation (Note 16). The amount of the debts secured by this hypothecation and by the mortgage on the land license and buildings approximate the carrying value of the assets pledged.

8. SHORT-TERM LOANS

The Company has obligations under the following bank loan agreements, all of which are overdue as at December 31, 2005:

Name of Bank	Principal amount 2005	Due date (2)	Interest rate Not due/ overdue	Security (3)
Industrial and Commercial bank	3,469,200	May 25, 2004	6.633% / 7.56%	Guarantee
Industrial and Commercial bank	6,318,900	(1)	(1)	Guarantee
Agriculture Bank	2,963,688	May 14, 2004	5.841% / 7.56%	Guarantee
Transportation Bank	-	October 27, 2003	NA / 7.56%
Construction Bank	3,717,000	October 16, 2004	5.31% / 7.56%	Building mortgage (4)
Shenzen Development Bank	2,230,200	June 6, 2005	6.372% / 7.56%	Guarantee
Industrial Bank	4,956,000	December 19, 2005	6.138% / NA	Guarantee

	23,654,988

(1)
The debt to Industrial and Commercial Bank, Jingqiao consists of 5 loan contracts with due dates ranging from April 23, 2004 through January 13, 2005. Nominal interest rates range from 5.31% to 5.576% per annum while overdue interest rates range from 8.0% to 8.23%.

(2)	Each loan contract stipulates a lump sum payment of principal and interest to be paid on the due date.
(3)
Guarantees have been arranged with various companies under cross-guarantee arrangements where each guarantees a loan for the other, or a loan forward basis where Wanxing Bio-Pharmaceuticals borrows and then loans a specified amount to the guarantor in return for the guarantee. The Company has guaranteed debt of two other companies under such arrangements, up to an amount of $3,097,500 (25,000,000 Chinese yuan) plus interest. $3,097,500 of the Company’s debt above arose upon the Company being called on its two guarantees. The Company recorded a corresponding loan receivable from the other companies and has made a provision for uncollectibility in the full amount of the receivable (Note 5).

(4)	Buildings with carrying value of $5,592,680 have been mortgaged as security.

13

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

The Company is involved in litigation over some of its bank loans and has negotiated payment terms on some of its loans as more fully described in Note 9.

9. LITIGATION

On June 21, 2004 the Company was sued by the Agriculture Bank of China to enforce payment under the loan agreement with that bank. The Company’s land, building and equipment, new medicine certificates and a bank account were hypothecated by the People’s Court of Yangpu Distruct, Shanghai, China pursuant to the action. Subsequent to the current year, on September 15, 2006 the Company and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of 21.62 million yuan (approximately $US (2,680,000). Under the terms of the settlement agreement, the Company is obligated to pay the bank 12 million yuan (approximately $US 1,487,000) before October 31, 2006, 3 million yuan (approximately $US 372,000) before June 30, 2007 and 6.62 million yuan (approximately $US 820,000) before October 31, 2007. The Company’s new medicine certificates and bank account will be released upon payment of the first 12 million by October 31, 2006. If the Company completely meets this schedule, the Company’s property, building and equipment will be released from hypothecation. The Company has subsequently made a payment pursuant to the settlement - see Note 16.

The Company has been sued by the Industrial and Commercial Bank of China to enforce payment under the loan agreement with that bank and judgment was granted in favour of the bank by the People’s Court of Pudong District. Subsequent to the current year, on October 25, 2006 the Company and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of 77.15 million yuan (approximately $US 9,560,000). Under the terms of the settlement agreement, the Company is obligated to pay the bank 3 million yuan (approximately $US 372,000) plus interest at the rate of 0.561% per month on the remaining balance of the first 49,145,766 (approximately $US 6,100,000) of the principal on the 21st day of each month. The Company is also obligated to pay the bank quarterly interest payments at the rate of 0.5775% per month commencing December 20, 2006 on the remaining balance of the last 28,000,000 yuan (approximately $US 3,470,000) of the principal. The payments will continue until the debt principal is paid. If the Company completely meets this schedule, the bank agrees to apply to the upper bank authority for a waiver of the interest accumulated prior to the entering of the agreement. The Company has subsequently made payments pursuant to the settlement- see Note 16.

14

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

The Company has been sued by the Shenzhen Development Bank to enforce payment under the loan agreement with that bank and judgment was granted in favor of the bank by the 1st Secondary People’s Court of Shanghai. Subsequent to the current year, on October 25, 2006 the Company and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of 17,800,000 yuan (approximately $US 2,205,000). Under the terms of the settlement agreement, the Company is obligated to pay the bank 5 million yuan (approximately $US 620,000) before October 30, 2006, 3 million yuan (approximately $US 372,000) before March 20, 2007, 3 million yuan (approximately $US 372,000) before June 20, 2007, 3 million yuan (approximately $US 372,000) before September 20, 2007 and 3.8 million yuan (approximately $US 471,000) plus the balance of accrued interest before December 20, 2007. The Company has subsequently made a payment pursuant to the settlement- see Note 16.

10. SHAREHOLDER LOANS

The loans to and from shareholders do not bear interest. $1,943,821 (2004 - $1,118,608) payable to a shareholder is due December 31, 2007. The remainder has no stated terms of repayment, but was paid by offset of consideration for the sale of a receivable in September, 2006 (see Note 16). $286,513 receivable from a shareholder was repaid by December 31, 2006 without interest. Imputed interest has been recorded on the shareholder loans at an interest rate of 5.31%. The net interest calculated is included in interest expense and has been recorded as additional paid-in capital since the imputed interest is not payable.

11.  RELATED PARTY TRANSACTIONS

The sole shareholder is indebted to the Company in the amount of $286,513.

The Company is indebted to the minority shareholder of a subsidiary in the amount of $3,082,462.

Two minority shareholders of a subsidiary are indebted to the Company in the amount of $161,442. The Company has provided an allowance for the full amount of this indebtedness.

12. INCOME TAXES

The Company is subject to Chinese income taxes to the extent of its operations in China. The company had no income tax expense during the reported periods due to net operating losses.

15

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

	2005	2004
Loss for the year	$(3,408,105)	$(5,671,909)
Average statutory tax rate in China	33%	33%

Expected income tax provision	$(1,124,675)	$(1,871,730)
Tax basis of deferred expenses in excess of book cost	(98,873)	802,648
Unrecognized tax losses	1,223,548	$1,069,082

Income tax expense	$--	$--

Significant components of deferred income tax assets are as follows:

2005
Operating losses carried forward	1,828,244
Excess of tax basis over book cost of deferred expenses in China	$4,527,781
Valuation allowance	(6,356,025)

Net deferred income tax assets	$-

The Company has tax losses carried forward for Chinese tax purposes of approximately $5,540,000 which will expire in 2010 if not utilized.

13. COMMITMENTS

The Company entered an agreement in 2002 to acquire rights to utilize technology developed by anther party in the Company’s Leflunomide product. The Company paid 2 million yuan (approximately $ 248,000) in 2002 pursuant to the agreement. The Company was committed to pay 2 million yuan (approximately $ 248,000) within 30 days of the new drug license being issued and another 2 million yuan (approximately $ 248,000) within 3 months of production approval being granted. The new drug license was issued in January 2005 and the production approval was granted in January 2005. The Company has not paid the required 4 million yuan due under the agreement, and under its terms the agreement automatically terminated due to non-payment. Subsequent to the end of the year, the company has entered a new agreement with the same party for the same rights and is committed to make a payment of 2 million yuan by October 30, 2006 and a payment of 2 million yuan by December 15, 2006. (Note 16)

16

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

14. CONTINGENT PATENT RIGHTS COMMITMENTS

The Company has committed to payments for rights to use patented technology, contingent upon successful clinical trials and approval of products for production as follows:

11 Million yuan (approximately $1,360,000) will be payable upon completion of both Phase III clinical trials and approval of new drug certificate for Ethelphazine, an anti-tumor drug entering Phase III clinical trials at the end of 2006.

20 Million yuan (approximately $2,480,000) will be payable upon completion of both Phase III clinical trials and approval of new drug certificate for the Company’s recombinant malaria vaccine. This drug is expected to enter Phase II clinical trials in mid-2007.

2.5 Million yuan (approximately $310,000) will be payable in respect of the Company’s recombinant Human Stem Cell factor bio-product in two stages. The first 1 Million yuan (approximately $124,000) will be due by the time of upon completion of Phase II trials and 1.5 Million yuan (approximately $186,000) will be payable upon completion of both Phase III clinical trials and approval of the product for production. This product is in Phase I trials in 2006.

15. SEGMENTED INFORMATION

The Company is operating in a single geographic market, the People’s Republic of China. The Company has two operating segments, the cosmetics business and the pharmaceuticals business. Segment revenues, net loss and assets are as follows:

2005
	Revenues	Net loss	Total assets
Pharmaceuticals	$963,443	$3,355,052	$17,184,059
Cosmetics	55,827	51,896	105,343
Parent company administration		1,157

Total consolidated	$1,019,270	$3,408,105	$17,289,402

2004
	Revenues	Net loss	Total assets
Pharmaceuticals	$1,463,530	$5,553,425	$17,800,278
Cosmetics	23,288	117,328	209,293
Parent company administration		1,156

Total consolidated	$1,486,818	$5,671,909	$18,009,571

17

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
(Expressed in US Dollars)

16. SUBSEQUENT EVENTS

On August 25, 2006 the Company entered an agreement to sell accounts receivable in the amount of $6,432,246 (51,914,815 yuan) to a collection agent for consideration of $3,221,400 (26,000,000 yuan) cash, payable October 25, 2006. The consideration was received October 20, 2006. The subject receivables were generated in the 2003 and prior years and are carried in the 2004 and 2005 financial statements at the value they were sold for, so no gain or loss arises in 2006 on the sale.

On September 26, 2006 the Company entered an agreement to sell $1,138,641 (9,190,000 yuan) of loans receivable from unrelated parties (Note 4) to the minority shareholder of Wanxing Bio-Pharmaceuticals for consideration equal to the face amount, payable by way of offset against the shareholder loan owing to the minority shareholder. The agreement also sets a due date of December 31, 2007 for the payment of the remaining amount owing to that shareholder.

On October 12, 2006, the Company entered an agreement to reacquire rights to technology previously held under an agreement that terminated in 2005 (Note 13). Under the new agreement, the Company was committed to make a payment of 2 million yuan by October 30, 2006 and a payment of 2 million yuan by December 15, 2006. The Company made a payment of 2 million yuan on November 15, 2006 and a payment of 2 million yuan on January 4, 2007 pursuant to the new agreement.

On October 24, 2006 the Company entered into a settlement agreement with China Construction Bank. Under the agreement, the Company is required to make payments of 6 million yuan (approximately $US 743,000) before October 31, 2006, 7 million yuan (approximately $US 867,000) before April 30, 2007, 7 million yuan (approximately $US 867,000) before August 31, 2007 and 7.5 million yuan (approximately $US (929,000) before December 31, 2007. On October 24, 2006 the Company paid 6 million yuan pursuant to this agreement.

In October through December 2006 the Company has paid 9 million yuan (approximately $US 1,115,000) in principal payments and 1,261,011 yuan (approximately $US 156,000) in interest payments to the Industrial and Commercial Bank of China in compliance with the settlement agreement with that bank as described in note 9.

On October 25, 2006 the Company paid 10 million yuan (approximately $US 1,240,000) to the Agriculture Bank of China pursuant to the settlement agreement with that bank as described in note 9. The Agriculture Bank agreed to accept the 10 million yuan payment in lieu of the 12 million yuan payment scheduled under the settlement agreement, and the difference of 2 million yuan (approximately $ 248,000) is due March 31, 2007.

On October 27, 2006 the Company paid 5 million yuan (approximately $US 620,000) to the Shenzhen Development Bank pursuant to the settlement agreement with that bank as described in note 9.

18

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Unaudited - Prepared by Management

Page

Consolidated Balance Sheet	1

Consolidated Statements of Operations	2

Consolidated Statements of Cash Flows	3

Consolidated Statement of Stockholder's (Deficit)	4

Notes to Consolidated Financial Statements	5

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Balance Sheet
(Expressed in US Dollars)
Unaudited - Prepared by Management

Note 1 - Basis of Presentation - going concern	September 30
2006

ASSETS

CURRENT ASSETS
Cash - unrestricted	$113,758
Cash - restricted (Note 3)	100,275
Notes receivable (Note 4)	6,890,070
Accounts receivable (Note 5)	254,864
Loans to unrelated parties (Note 6)	272,979
Loan to shareholder (Note 11)	92,296
Inventory (Note 7)	406,272
Prepaid expenses	43,181
Total current assets	8,173,695

Fixed assets (Note 8)	6,615,197

Total assets	$14,788,892

LIABILITIES AND STOCKHOLDER'S (DEFICIT)

CURRENT LIABILITIES
Short-term loans (Notes 9, 10 and 17)	$23,317,918
Accounts payable	202,553
Interest payable	3,315,134
Unearned revenue	250,303
Shareholder loans (Note 11)	2,073,161
Other current liabilities	1,092,480
Total current liabilities	30,251,549

COMMITMENTS (Notes 14 and 15)

MINORITY INTEREST	11,813

STOCKHOLDER'S (DEFICIT)
Common stock
Authorized 10,000,000 shares at par value of $0.1288 ($HK 1.00) each
Issued and outstanding 10,000	1,288
Additional paid-in capital	7,638,168
Accumulated (deficit)	(22,511,446)
Accumulated other comprehensive income (loss)	(602,480)
Total stockholder's (deficit)	(15,474,470)

Total liabilities and stockholder's (deficit)	$14,788,892

The accompanying notes to the consolidated financial statements are an integral part of these statements.

1

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statements of Operations
(Expressed in US Dollars)
Unaudited - Prepared by Management

	Nine months ended September 30
	2006	2005

REVENUE
Sales	$533,600	$596,138
Cost of goods sold	429,909	595,852
Gross profit	103,691	286
Income from grants, consulting and outside manufacturing	1,696,114	168,314
	1,799,805	168,600

EXPENSES
Advertising and promotion	9,073	68,972
Depreciation	43,314	65,934
Freight	11,744	9,748
General and administration	177,238	334,246
Repairs and maintenance	12,103	25,342
Research and development	1,442,731	478,806
Salaries and benefits	258,928	264,678
Travel	34,502	39,524
Total expenses	1,989,633	1,287,250

Net (loss) for the period from operations	(189,828)	(1,118,650)

OTHER EXPENSES
Interest and bank charges (Notes 9 and 11)	1,331,312	1,234,789
Losses on loans and guarantees to other parties (Note 6)	207,753	241,048

Net (loss) for the period before minority interests	(1,728,893)	(2,594,487)

Minority interest in loss for the period	1,195	38,407

Net (loss) for the period	$(1,727,698)	$(2,556,080)

Other comprehensive income (loss)
Foreign currency translation	$(304,537)	$(227,334)

Net (loss) per common share - basic and fully diluted:
Net (loss) for the period	$(173)	$(256)

Weighted average number of common stock outstanding	10,000	10,000

The accompanying notes to the consolidated financial statements are an integral part of these statements.

2

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statements of Cash Flows
(Expressed in US Dollars)
Unaudited - Prepared by Management

	Nine months ended September 30
	2006	2005
Cash from (used in) operating activities:
Net (loss)	$(1,727,698)	$(2,556,080)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	487,154	474,926
Loss on disposition of fixed assets	20,833	-
Imputed interest expense on shareholders' loans	111,283	100,457
Minority interest in net loss	(1,195)	(38,407)
Net change in operating assets and liabilities:
Notes receivable	(6,890,070)	-
Accounts receivable	3,211,856	21,658
Inventory	169,417	(16,261)
Prepaid expenses	(4,866)	1,620
Accounts payable	(1,168)	(36,186)
Interest payable	1,380,894	1,071,749
Unearned revenue	(808,805)	21,864
Other current liabilities	197,088	315,760
Net cash (used in) operating activities
	(3,855,277)	(638,900)

Cash (used in) investing activities:

Purchase of fixed assets	(185,232)	(45,650)

Net cash (used in) investing activities	(185,232)	(45,650)

Cash from (used in) financing activities:
Loans made to unrelated parties	-	(22,302)
Repayment of loans by unrelated parties	5,186,500	-
Loans made to shareholders	-	(39,208)
Repayment of loans by shareholders	200,230	-
Contributions of capital by minority shareholders	-	-
Increase in short-term loans	-	-
Repayments of short-term loans	(833,462)	(867,300)

Loans received from shareholders	-	608,006
Repayments of loans from shareholders	(1,073,985)	(325,888)
Net cash from (used in) financing activities	3,479,283	(646,692)

Effect of other comprehensive income (loss) on cash	(3,857)	43,794

Increase (decrease) in cash	(565,083)	(1,287,448)

Cash, beginning of period	779,116	1,551,207

Cash, end of period	$214,033	$263,759

The accompanying notes to the consolidated financial statements are an integral part of these statements.

3

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Consolidated Statement of Stockholder's (Deficit)
(Expressed in US Dollars)
Unaudited - Prepared by Management

	Common Stock	Amount	Additional paid-in capital	Cumulative Other Comprehensive Income (loss)	Accumulated (Deficit)	Stockholder's (Deficit)

Balance December 31, 2003	10,000	$1,288	$7,378,712	$5,165	$(11,703,734)	$(4,318,569)

Imputed interest on shareholders' loans	-	-	14,231	-	-	$14,231
Net income (loss) for the year	-	-	-	5	(5,671,909)	$(5,671,904)

Balance December 31, 2004	10,000	$1,288	$7,392,943	$5,170	$(17,375,643)	$(9,976,242)

Imputed interest on shareholders' loans	-	-	133,942	-	-	$133,942
Net (loss) for the year	-	-	-	(303,113)	(3,408,105)	$(3,711,218)

Balance December 31, 2005	10,000	$1,288	$7,526,885	$(297,943)	$(20,783,748)	$(13,553,518)

Imputed interest on shareholders' loans	-	-	111,283	-	-	$111,283
Net (loss) for the year	-	-	-	(304,537)	(1,727,698)	$(2,032,235)

Balance September 30, 2006	10,000	$1,288	$7,638,168	$(602,480)	$(22,511,446)	$(15,474,470)

4

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

1. BASIS OF PRESENTATION - GOING CONCERN

These consolidated financial statements have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced losses since commencement of operations amounting to $22,511,446 as of September 30, 2006. As of September 30, 2006, the Company had a total of $214,033 in cash and cash equivalents, however this amount is insufficient to sustain operations over the course of the next year. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There are no assurances that the Company will be successful in achieving these goals.

The Company is in the process of researching, developing, testing and evaluating proposed new pharmaceutical products and has not yet determined whether these products are technically or economically feasible. The underlying value of the company is entirely dependent on the successful implementation of one or more of these products, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or sufficient proceeds from the disposition of manufacturing rights. It is the intention of Management to actively search for new sources of capital, including government and non-government grants toward research projects and new equity investment.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the laws of Hong Kong on July 2, 1991.

On June 28, 1996, the Company and two other unrelated companies founded Shanghai Pudong New District Wanxing Living Things Co., Ltd. (“Wanxing Bio-Pharmaceuticals”), a Sino- Foreign Joint Venture company incorporated with limited liability under the laws of the People’s Republic of China. Wanxing Bio-Pharmaceuticals has a term of 30 years from the date of incorporation, at which time it is to be liquidated. The Company’s original investment and proportionate interest in Wanxing Bio-Pharmaceuticals were $1.3 Million and 52%, respectively. On August 19, 1996, Wanxing Bio-Pharmaceuticals changed its name to Shanghai Wanxing Living Things Co., Ltd. On the same date the Company transferred a 1% interest in Wanxing Bio-Pharmaceuticals to another company for consideration of $25,000. On the same date Wanxing Bio-Pharmaceuticals increased its registered capital and the Company contributed an additional $895,500 to keep its interest at 51%. In 1998 the Company acquired an additional interest in Wanxing Bio-Pharmaceuticals for $1,445,000 and contributed an additional $2,087,500 upon Wanxing Bio-Pharmaceuticals increasing its registered capital. After these transactions the Company held a 63.33% interest in Wanxing Bio-Pharmaceuticals.

1

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

In 2000, Wanxing Bio-Pharmaceuticals changed it name to its current name, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.

In 2002 the Company transferred an 18% interest in Wanxing Bio-Pharmaceuticals to another investor.

In 2003 the company acquired an additional combined 36.6% interest in Wanxing Bio-Pharmaceuticals from other shareholders over three transactions. Subsequent to these transactions, the Company’s interest in Wanxing Bio-Pharmaceuticals is 82%, or $7.38 Million of Wanxing Bio-Pharmaceuticals’ registered capital of $9.0 Million. Each transaction in the capital of Wanxing Bio-Pharmaceuticals since its inception has been for consideration equal to the amount of registered capital corresponding to the interest transferred.

Wanxing Bio-Pharmaceuticals’ business is research, development, manufacture and sale of pharmaceutical products, primarily for the Chinese market. There is one product line currently manufactured and sold as at December 31, 2005 and several other potential products in various stages of research and development. The product line currently sold is Wanferon/Wanferin, formulations of recombinant human interferon for treating hepatitis and viral diseases. Wanxing Bio-Pharmaceuticals has obtained a new drug license for Leflunomide, a drug for the treatment of rheumatoid arthritis. Wanxing Bio-Pharmaceuticals’ offices and manufacturing facility are in owned premises located on land used under license in the Pudong New Area of Shanghai, China.

On April 14, 2004, Wanxing Bio-Pharmaceuticals and two other unrelated companies founded Shanghai Wanxing Bio-science Cosmetic Co., Ltd. (“Wanxing Cosmetic”). Wanxing Cosmetic’s registered capital is $3.0 Million and Wanxing Bio-Pharmaceuticals’ interest is 50.33% or $1,510,000. Under the constitution of Wanxing Cosmetic, Wanxing Bio-Pharmaceuticals is liable for a share of the debts of Wanxing Cosmetic in proportion to its shareholding in Wanxing Cosmetic. Wanxing Cosmetic has a term of thirty years from the date of issue of the business license, at which time it is to be liquidated. Wanxing Cosmetic manufactures skin-care products under the brand name KaiYing.

Principles of Consolidation

The consolidated financial statements include accounts of the Company and its subsidiary, Wanxing Bio-Pharmaceuticals, and its subsidiary, Wanxing Cosmetic. All significant inter-company balances and transactions are eliminated. Minority interest represents the other shareholders’ interests in the net assets of the subsidiaries after deducting the minority interest share of net losses of the companies.

2

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at September 30, 2006, the Company did not have any cash equivalents.

Inventory

Inventory is carried at the lower of cost and estimated net realizable value. Raw materials cost is determined on the first in, first out basis. Manufacturing costs are applied to goods in process on a full cost basis. Cost of finished goods on hand at the balance sheet date is determined on the first in, first out basis.

Revenue recognition

The Company recognizes revenue from sales of goods when the goods are shipped. Goods are shipped pursuant to purchase orders and the Company has a no-returns policy. Accordingly the revenue earning process is complete at time of shipment.

Research and Development Expenditures

Expenditures on research and development activities, including assets acquired for use in research and development activities, are charged to operations as incurred.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The Company has no asset retirement obligations.

Fixed Assets

Fixed assets are carried at cost less a provision for depreciation on a straight-line basis over their estimated useful lives. Each asset is estimated to have a residual value of 10% of cost at the end of its useful life. Estimated useful lives are as follows:

Buildings	20 years
Climate control equipment	8 years
Computer software	5 years
Land license	29 years
Landscaping	29 years
Manufacturing equipment	5 - 8 years
Office furniture and equipment	5 years
Other equipment	5 years
Road	20 years
Vehicles	5 years

3

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

Advertising Expenses

Advertising expenses are expensed as incurred.

Foreign Currency

The parent company’s operation of the Company is located in Hong Kong. It maintains no bank accounts. Transactions in foreign currencies are translated into the functional currency, which is U.S. Dollars, at the rate in effect at the time of the transaction. Monetary assets and liabilities denominated in the foreign currencies are presented in the balance sheet at the rate in effect at the balance sheet date. Transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations.

The subsidiaries’ operations of the Company are located in China, and they maintain their accounting records in Chinese Renminbi Yuan. The assets and liabilities of the subsidiaries are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses are translated at the average exchange rate. The foreign exchange gains and losses that arise from exchange rate fluctuations are included in other comprehensive income (loss).

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Loss Per Share

Basic earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is equal to the basic loss per share for the nine months ended September 30, 2006 because there are no common stock equivalents outstanding at September 30, 2006.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, notes receivable, accounts receivable, loans receivable, short term loans payable and accounts payable at September 30, 2006. Notes receivable, accounts receivable and loans receivable are carried at estimated net realizable values net of provisions for uncollectible amounts. The carrying values of the remaining financial instruments reflected in these financial statements approximates their fair value due to the short-term maturity of the instruments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

4

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

Income taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Impairment of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. If impairment is deemed to exist, the asset will be written down to its fair value. Fair value is generally determined using a discounted cash flow analysis. As at September 30, 2006, the Company does not believe any adjustment for impairment is required.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions”. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 does not have a material impact on the Company’s consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 replaces APB Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 does not have any impact on the Company’s consolidated financial statements.

There were various other accounting standards and interpretations issued during 2005 and 2006, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

3. CASH - RESTRICTED

Restricted cash consists of $64,855 on deposit pursuant to agreement with a bank to maintain funds on deposit to ensure payment of interest on debt and $35,420 paid in to court pending settlement of litigation concerning bank debt.

5

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

4. NOTES RECEIVABLE

Notes receivable consist of bank drafts negotiable in late October, 2006 with respect to a sale of accounts receivable (see Note 5) and collections of loans due from unrelated parties.

5. ACCOUNTS RECEIVABLE

Trade accounts receivable consists of receivables for sales of product on credit, largely to independent sales agents. The Company is required by law to sell its pharmaceutical products to sales agents rather than the ultimate purchaser when the ultimate purchaser is a hospital.

On August 25, 2006 the Company entered an agreement to sell accounts receivable in the amount of $6,567,224 (51,914,815 yuan) to a collection agent for consideration of $3,289,000 (26,000,000 yuan) cash, payable October 25, 2006. The consideration was received October 20, 2006. The subject receivables were carried in the 2005 financial statements at the value they were sold for, so no gain or loss arose in 2006 on the sale. The remainder of accounts receivable at September 20, 2006 are carried at their estimated realizable values.

6. LOANS TO UNRELATED PARTIES

The Company has loans receivable from other companies arising from guarantee arrangements under which the Company guaranteed the debt of other companies and has been called on its guarantees (Note 9). The company has $ 4,166,253 receivable from these companies including interest accrued on the original debts since call of the guarantees, but has provided for the full amount of the receivables due to uncertainty of collectibility. $217,258 has been charged to income in the nine months ended September 30, 2006 (nine months ended September 30, 2005 - $206,603) in respect of the provision. Under the terms of the guarantee agreements, the other companies have until December 31, 2007 to pay the Company.

The Company has fully provided for $1,843,147 (14,570,329 Chinese yuan) of additional loans receivable from other companies, sales agents and employees.

The remaining loans receivable are carried at their face amounts, which approximate estimated net realizable values based on collection and settlement experience subsequent to September 30, 2006. The remaining loans receivable do not bear interest and have no stated terms of repayment.

7. INVENTORY

Inventory consists of the following:

September 31, 2006

Raw materials	$50,632
Goods in process	305,255
Finished goods	50,385

$406,272

6

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

8. FIXED ASSETS

Fixed assets consist of the following:

September 30, 2006

Buildings	$5,735,340
Climate control equipment	1,183,543
Computer software	1,771
Land license	2,125,200
Landscaping	22,011
Manufacturing equipment	1,607,810
Office furniture and equipment	156,054
Other equipment	27,080
Road	31,842
Vehicles	705,960

11,596,611
Less: Accumulated depreciation	4,981,414

$6,615,197

The land license is for the use of the land on which the Company’s buildings are situated, and is for a term of 30 years from September 18, 1996. At the end of the license, the Company expects to have an option to renew the license.

On June 21, 2004 the Company’s land, building and equipment were hypothecated by the People’s Court of Yangpu District, Shanghai, China pursuant to an action for non payment of bank debt (Note 9). The Company has had use of the assets while under hypothecation, but is not free to sell any of the hypothecated assets. On September 15, 2006, the Company entered an agreement to settle the debt and release the assets from hypothecation (Notes 10 and 16). The amount of the debts secured by this hypothecation and by the mortgage on the land license and buildings approximate the carrying value of the assets pledged.

7

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

9. SHORT-TERM LOANS

The Company has obligations under the following bank loan agreements, all of which are overdue as at September 30, 2006:

Name of Bank	Principal amount September 30, 2006	Due date(2)	Interest rate Not due/ overdue	Security(3)
Industrial and Commercial bank	3,542,000	May 25, 2004	6.633% / 7.56%	Guarantee
Industrial and Commercial bank	6,250,538	(1)	(1)	Guarantee
Agriculture Bank	2,734,930	May 14, 2004	5.841% / 7.56%	Guarantee
Construction Bank	3,478,750	October 16, 2004	5.31% / 7.56%	Building mortgage (4)
Shenzen Development Bank	2,251,700	June 6, 2006	6.372% / 7.56%	Guarantee
Industrial Bank	5,060,000	December 19, 2005	6.138% / NA	Guarantee

	23,317,918

(1)
The debt to Industrial and Commercial Bank, Jingqiao consists of 5 loan contracts with due dates ranging from April 23, 2004 through January 13, 2005. Nominal interest rates range from 5.31% to 5.576% per annum while overdue interest rates range from 8.0% to 8.23%.

(2)	Each loan contract stipulates a lump sum payment of principal and interest to be paid on the due date.
(3)
Guarantees have been arranged with various companies under cross-guarantee arrangements where each guarantees a loan for the other, or a loan forward basis where Wanxing Bio-Pharmaceuticals borrows and then loans a specified amount to the guarantor in return for the guarantee. The Company has guaranteed debt of two other companies under such arrangements, up to an amount of $3,162,500 (25,000,000 Chinese yuan) plus interest. $3,096,000 of the Company’s debt above arose upon the Company being called on its two guarantees. The Company recorded a corresponding loan receivable from the other companies and has made a provision for uncollectibility in the full amount of the receivable (Note 4).

(4)	Buildings with carrying value of $ 5,735,340 have been mortgaged as security.

The Company is involved in litigation over some of its bank loans and has negotiated payment terms on some of its loans as more fully described in Note 10.

10. LITIGATION

On June 21, 2004 the Company was sued by the Agriculture Bank of China to enforce payment under the loan agreement with that bank. The Company’s land, building and equipment, new medicine certificates and a bank account were hypothecated by the People’s Court of Yangpu Distruct, Shanghai, China pursuant to the action. On September 15, 2006 the Company and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of 21.62 million yuan (approximately $US (2,735,000). Under the terms of the settlement agreement, the Company is obligated to pay the bank 12 million yuan (approximately $US 1,518,000) before October 31, 2006, 3 million yuan (approximately $US 380,000) before June 30, 2007 and 6.62 million yuan (approximately $US 837,000) before October 31, 2007. The Company’s new medicine certificates and bank account will be released upon payment of the first 12 million yuan by October 31, 2006. If the Company completely meets this schedule, the Company’s property, building and equipment will be released from hypothecation. The Company has subsequently made a payment pursuant to the settlement- see Note 17.

The Company has been sued by the Industrial and Commercial Bank of China to enforce payment under the loan agreement with that bank and judgment was granted in favor of the bank by the People’s Court of Pudong District. Subsequent to September 30, 2006 , on October 25, 2006 the Company and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of 77.15 million yuan (approximately $US 9,760,000). Under the terms of the settlement agreement, the Company is obligated to pay the bank 3 million yuan (approximately $US 380,000) plus interest at the rate of 0.561% per month on the remaining balance of the first 49,145,766 (approximately $US 6,220,000) of the principal on the 21st day of each month. The Company is also obligated to pay the bank quarterly interest payments at the rate of 0.5775% per month commencing December 20, 2006 on the remaining balance of the last 28,000,000 yuan (approximately $US 3,540,000) of the principal. The payments will continue until the debt principal is paid. If the Company completely meets this schedule, the bank agrees to apply to the upper bank authority for a waiver of the interest accumulated prior to the entering of the agreement. The Company has subsequently made payments pursuant to the settlement- see Note 17.

8

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

The Company has been sued by the Shenzhen Development Bank to enforce payment under the loan agreement with that bank and judgment was granted in favor of the bank by the 1st Secondary People’s Court of Shanghai. Subsequent to September 30, 2006, on October 25, 2006 the Company and the bank entered into a settlement agreement to settle the litigation and the debt. The debt at that time had a principal balance of 17,800,000 yuan (approximately $US 2,252,000). Under the terms of the settlement agreement, the Company is obligated to pay the bank 5 million yuan (approximately $US 633,000) before October 30, 2006, 3 million yuan (approximately $US 380,000) before March 20, 2007, 3 million yuan (approximately $US 380,000) before June 20, 2007, 3 million yuan (approximately $US 380,000) before September 20, 2007 and 3.8 million yuan (approximately $US 480,000) plus the balance of accrued interest before December 20, 2007. The Company has subsequently made a payment pursuant to the settlement- see Note 17.

11. SHAREHOLDER LOANS

The loans to and from shareholders do not bear interest. $2,073,161 payable to a shareholder is due December 31, 2007. The remainder has no stated terms of repayment. $92,296 receivable from a shareholder was repaid by December 31, 2006 without interest. Imputed interest has been recorded on the shareholder loans at an interest rate of 5.31%. The net interest calculated is included in interest expense and has been recorded as additional paid-in capital since the imputed interest is not payable.

12.  RELATED PARTY TRANSACTIONS

The sole shareholder is indebted to the Company in the amount of $92,296.

The Company is indebted to the minority shareholder of a subsidiary in the amount of $2,073,161.

Two minority shareholders of a subsidiary are indebted to the Company in the amount of $121,061. The Company has provided an allowance for the full amount of this indebtedness.

9

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

13. INCOME TAXES

The Company is subject to Chinese income taxes to the extent of its operations in China. The company had no income tax expense during the reported periods due to net operating losses.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

	Nine months ended September 30, 2006	Nine months ended September 30, 2005
Loss for the period	$(1,727,698)	$(2,556,080)
Average statutory tax rate in China	33%	33%

Expected income tax provision	$(570,140)	$(843,506)
Tax basis of deferred expenses in excess of book cost	(638,026)	(380,042)
Unrecognized tax losses	1,208,166	1,223,548

Income tax expense	$--	$--

Significant components of deferred income tax assets are as follows:

	September 30, 2006	December 31, 2005
Operating losses carried forward	3,036,410	1,828,244
Excess of tax basis over book cost of deferred expenses in China	$3,890,084	$3,692,670
Valuation allowance	(6,926,494)	(5,520,914)

Net deferred income tax assets	$-	$--

The Company has tax losses carried forward for Chinese tax purposes of approximately $9,200,000 which will expire in 2011 if not utilized.

14. COMMITMENTS

The Company entered an agreement in 2002 to acquire rights to utilize technology developed by another party in the Company’s Leflunomide product. The Company paid 2 million yuan (approximately $ 253,000) in 2002 pursuant to the agreement. The Company was committed to pay 2 million yuan (approximately $ 253,000) within 30 days of the new drug license being issued and another 2 million yuan (approximately $ 253,000) within 3 months of production approval being granted. The new drug license was issued in January 2005 and the production approval was granted in January 2005. The Company has not paid the required 4 million yuan due under the agreement, and under its terms the agreement automatically terminated due to non-payment. Subsequent to September 30, 2006, the company has entered a new agreement with the same party for the same rights and is committed to make a payment of 2 million yuan by October 30, 2006 and a payment of 2 million yuan by December 15, 2006. (Note 17)

15. CONTINGENT PATENT RIGHTS COMMITMENTS

The Company has committed to payments for rights to use patented technology, contingent upon successful clinical trials and approval of products for production as follows:

11 Million yuan (approximately $1,390,000) will be payable upon completion of both Phase III clinical trials and approval of new drug certificate for Ethelphazine, an anti-tumor drug entering Phase III clinical trials at the end of 2006.

10

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2006
(Expressed in US Dollars)
Unaudited- Prepared by Management

20 Million yuan (approximately $2,530,000) will be payable upon completion of both Phase III clinical trials and approval of new drug certificate for the Company’s recombinant malaria vaccine. This drug is expected to enter Phase II clinical trials in mid-2007.

2.5 Million yuan (approximately $316,000) will be payable in respect of the Company’s recombinant Human Stem Cell factor bio-product in two stages. The first 1 Million yuan (approximately $126,000) will be due by the time of upon completion of Phase II trials and 1.5 Million yuan (approximately $190,000) will be payable upon completion of both Phase III clinical trials and approval of the product for production. This product is in Phase I trials in 2006.

16. SEGMENTED INFORMATION

The Company is operating in a single geographic market, the People’s Republic of China. The Company has two operating segments, the cosmetics business and the pharmaceuticals business. Segment revenues, net loss and assets are as follows:

September 30, 2006
	Revenues	Net loss	Total assets
Pharmaceuticals	$2,203,542	$1,716,940	$14,644,532
Cosmetics	26,172	10,758	144,360
Parent company administration		-
Total consolidated	$2,229,714	$1,727,698	$14,788,892

September 30, 2005
	Revenues	Net loss	Total assets
Pharmaceuticals	$723,191	$2,504,958	$16,291,587
Cosmetics	41,261	49,965	99,547
Parent company administration		1,157
Total consolidated	$764,452	$2,556,080	$16,391,134

17. SUBSEQUENT EVENTS

On October 12, 2006, the Company entered an agreement to reacquire rights to technology previously held under an agreement that terminated in 2005 (Note 14). Under the new agreement, the Company was committed to make a payment of 2 million yuan (approximately $ 253,000) by October 30, 2006 and a payment of 2 million yuan by December 15, 2006. The Company made a payment of 2 million yuan on November 15, 2006 and a payment of 2 million yuan on January 4, 2007 pursuant to the new agreement.

On October 24, 2006 the Company entered into a settlement agreement with China Construction Bank. Under the agreement, the Company is required to make payments of 6 million yuan (approximately $US 759,000) before October 31, 2006,7 million yuan (approximately $US 886,000) before April 30, 2007, 7 million yuan (approximately $US 886,000) before August 31, 2007 and 7.5 million yuan (approximately $US (949,000) before December 31, 2007. On October 24, 2006 the Company paid 6 million yuan pursuant to this agreement.

11

In October through December 2006 the Company has paid 9 million yuan (approximately $US 1,139,000) in principal payments and 1,261,011 yuan (approximately $US 160,000) in interest payments to the Industrial and Commercial Bank of China in compliance with the settlement agreement with that bank as described in note 9.

On October 25, 2006 the Company paid 10 million yuan (approximately $US 1,265,000) to the Agriculture Bank of China pursuant to the settlement agreement with that bank as described in note 9.

On October 27, 2006 the Company paid 5 million yuan (approximately $US 633,000) to the Shenzhen Development Bank pursuant to the settlement agreement with that bank as described in note 9.

12

CDOOR CORP.
Proforma Consolidated Financial Information
September 30, 2006
(Expressed in US Dollars)
Unaudited - Prepared by Management

INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL INFORMATION

The following pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of Manhing Enterprises Limited (“Manhing”) and Wanxin Bio-technology Limited (“Wanxin”) by CDoor Corp. (“CDoor”)

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Manhing, Wanxin and CDoor and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The transactions giving rise to the consolidated entity are a purchase by Wanxin of all the shares of Manhing in consideration for 750 shares of Wanxin on October 15, 2006 followed by the purchase by CDoor of all the shares of Wanxin in consideration for 1,750,000 shares of CDoor on January 11, 2007.

The pro-forma consolidated statements of operations has been prepared as if the acquisitions had been consummated on January 1, 2005 and accounted for as a reverse takeover and carried through to September 30, 2006. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on September 30, 2006.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations. The pro-forma consolidated financial information is presented for illustrative purposes only.

MANHING ENTERPRISES LIMITED
AND CONSOLIDATED SUBSIDIARIES

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Unaudited - Prepared by Management

CDOOR CORP.
Pro-forma Consolidated Balance Sheet
September 30, 2006
(Expressed in US Dollars)
Unaudited - Prepared by Management

	Manhing Enterprises Limited	Wanxin Biotechnology Limited	CDoor Corp.	Pro-forma adjustment	Pro-forma

ASSETS

CURRENT ASSETS
Cash - unrestricted	$113,758	$-	$10,644	$(10,644)	$113,758
Cash - restricted	100,275	-	-	-	100,275
Notes receivable	6,890,070				6,890,070
Accounts receivable	254,864	-	-	-	254,864
Loans to unrelated parties	272,979	-	-	-	272,979
Loan to shareholder	92,296	1,000	-	-	93,296
Inventory	406,272	-	-	-	406,272
Prepaid expenses	43,181	-	-	-	43,181
Total current assets	8,173,695	1,000	10,644	(10,644)	8,174,695

Patent	-	-	5,515	(5,515)	-
Deferred offering costs	-	-	-	-	-
Fixed assets	6,615,197	-	-	-	6,615,197

Total assets	$14,788,892	$1,000	$16,159	$(16,159)	$14,789,892

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Short-term loans	$23,317,918	$-	$-	$-	$23,317,918
Accounts payable	202,553	-	-	-	202,553
Interest payable	3,315,134	-	-	-	3,315,134
Unearned revenue	250,303	-	-	-	250,303
Shareholder loans	2,073,161	-	29,129		2,102,290
Other current liabilities	1,092,480	-	19,102	89,356	1,200,938
Total current liabilities	30,251,549	-	48,231	89,356	30,389,136

COMMITMENTS

MINORITY INTEREST	11,813	-	-	-	11,813

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	1,288	1,000	302	(2,113)	477
Additional paid-in capital	7,638,168	-	75,283	(105,544)	7,607,907
Accumulated (deficit)	(22,511,446)	-	(107,657)	2,142	(22,616,961)
Accumulated other comprehensive income (loss)	(602,480)	-	-	-	(602,480)
Total stockholders' (deficit)	(15,474,470)	1,000	(32,072)	(105,515)	(15,611,057)

Total liabilities and stockholders' (deficit)	$14,788,892	$1,000	$16,159	$(16,159)	$14,789,892

1

CDOOR CORP.
Pro-forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006
(Expressed in US Dollars)
Unaudited - Prepared by Management

	Manhing Enterprises Limited	Wanxin Biotechnology Limited	CDoor Corp.	Pro-forma adjustment	Pro-forma

REVENUE
Sales	$533,600	$-	$-	$-	$533,600
Cost of goods sold	429,909	-	-	-	429,909
Gross profit	103,691	-	-	-	103,691
Income from grants, consulting and outside manufacturing	1,696,114	-	-	-	1,696,114
	1,799,805	-	-	-	1,799,805

EXPENSES
Advertising and promotion	9,073	-	-	-	9,073
Depreciation and amortization	43,314	-	1,875	(1,875)	43,314
Freight	11,744	-	-	-	11,744
General and administration	177,238	-	50,398	5,515	233,151
Repairs and maintenance	12,103	-	-	-	12,103
Research and development	1,442,731	-	-	-	1,442,731
Salaries and benefits	258,928	-	-	-	258,928
Travel	34,502	-	-	-	34,502
Total expenses	1,989,633	-	52,273	3,640	2,045,546

Net (loss) for the period from operations	(189,828)	-	(52,273)	(3,640)	(245,741)

OTHER EXPENSES
Interest and bank charges	1,331,312	-	-	-	1,331,312
Losses on loans and guarantees to other parties	207,753	-	-	-	207,753
Net (loss) for the period before minority interests
	(1,728,893)	-	(52,273)	(3,640)	(1,784,806)

Minority interest in loss for the period	1,195	-	-	-	1,195

Net (loss) for the period	$(1,727,698)	$-	$(52,273)	$(3,640)	$(1,783,611)

Other comprehensive income (loss)
Foreign currency translation	$(304,537)	$-	$-	$-	$(304,537)

Net (loss) per common share - basic and fully diluted:

Net (loss) for the period	$(172.77)	$-	$(0.02)		$(0.37)

Weighted average number of common stock outstanding
	10,000	1,000	2,450,549	2,313,451	4,775,000

2

CDOOR CORP.
Pro-forma Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Expressed in US Dollars)
Unaudited - Prepared by Management

	Manhing Enterprises Limited	Wanxin Biotechnology Limited	CDoor Corp.	Pro-forma adjustment	Pro-forma

REVENUE
Sales	$794,851	$-	$-	$-	$794,851
Cost of goods sold	794,469	-	-	-	794,469
Gross profit	382	-	-	-	382
Income from grants, consulting and outside manufacturing	224,419	-	-	-	224,419
	224,801	-	-	-	224,801

EXPENSES
Advertising and promotion	91,963	-	-	-	91,963
Depreciation and amortization	87,912	-	2,500	(2,500)	87,912
Freight	12,997	-	-	-	12,997
General and administration	445,662	-	10,274	49,890	505,826
Repairs and maintenance	33,789	-	-	-	33,789
Research and development	638,408	-	-	-	638,408
Salaries and benefits	352,904	-	40,000	(40,000)	352,904
Travel	52,698	-	-	-	52,698
Total expenses	1,716,333	-	52,774	7,390	1,776,497

Net (loss) for the year from operations	(1,491,532)	-	(52,774)	(7,390)	(1,551,696)

OTHER EXPENSES
Interest and bank charges	1,646,385	-	-	-	1,646,385
Losses on loans and guarantees to other parties	321,397	-	-	-	321,397

Net (loss) for the year before minority interests	(3,459,314)	-	(52,774)	(7,390)	(3,519,478)

Minority interest in loss for the year	51,209	-	-	-	51,209

Net (loss) for the year	$(3,408,105)	$-	$(52,774)	$(7,390)	$(3,468,269)

Other comprehensive income (loss)
Foreign currency translation	$(303,113)	$-	$-	$-	$(303,113)

Net (loss) per common share - basic and fully diluted:
Net (loss) for the year	$(340.81)	$-	$(0.03)		$(0.92)

Weighted average number of common stock outstanding
	10,000	1,000	2,000,000	1,739,000	3,750,000

3

CDOOR CORP.
Proforma Consolidated Financial Information
September 30, 2006
(Expressed in US Dollars)
Unaudited - Prepared by Management

EXPLANATORY NOTES

Pro-forma adjustments

1. The write down of the carrying value of the patent owned by CDoor to $nil.
2. The net effect of the recognition of the cost of Wanxin’s investment in Manhing and CDoor’s investment in Wanxin and the elimination of share capital of the subsidiaries upon consolidation with CDoor results in a reduction in share capital of $2,113 and an increase in additional paid-in capital of $2,113.
3. The elimination of the deficit of CDoor consistent with accounting treatment generally accepted for reverse takeover transactions.
4. The proforma consolidated balance sheet includes an accrual for estimated non-recurring professional fees of $100,000 attributable to the acquisition transactions.

Assumptions

The number of shares used on the pro-forma net loss per share is based on the weighted average number of shares of CDoor Corp. that would have been outstanding in the year had both acquisition transactions occurred on January 1, 2005.

Exhibits

Exhibit No.	Description of Exhibit

3.1	Memorandum of Association for Wanxin Bio-Technology Limited
3.2	Articles of Association for Wanxin Bio-Technology Limited
3.3.	Memorandum of Association for Manhing Enterprises Limited
3.4	Articles of Association for Manhing Enterprises Limited
5.1	Legal opinion with respect to the ownership of Manhing Enterprises Limited
5.2	Legal opinion with respect to the ownership of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.
10.1	Extension Agreement between CDoor Corp., Wanxing Bio-Technology Limited and all the Shareholders of Wanxin Bio-Technology Limited, dated effective January 4, 2007.
10.2	Share Purchase Agreement between CDoor Corp., Wanxin Bio-Technology Limited and all the shareholders of Wanxin Bio-Technology Limited, dated December 21, 2006.
10.3	Contract for cooperation development of rh-Interferonα-2a project between Shanghai Wanxing and Fudan University, dated September 26, 1997.
10.4	Contract for cooperation development of rh-Interferonα-2b project between Shanghai Wanxing and Fudan University, dated June 8, 1998.
10.5	Technology of Leflunomide Transfer Contract between Shanghai Wanxing and China People 2nd Army Hospital University, dated March 11, 2002.
10.6	Collaboration and License Agreement between Shanghai Wanxing and Second Military Medical University, PLA, dated March 22, 2001.
10.7	Memorandum of Understanding between Shanghai Wanxing and the World Health Organization, dated February 12, 2003.
10.8	Collaborative Research, Development and Supply Agreement between Shanghai Wanxing and the Program for Appropriate Technology in Health, dated December 22, 2005.
10.9	Multi-Party Agreement between Shanghai Wanxing, Second Military Medical University and the Program for Appropriate Technology in Health, dated December 22, 2005.
10.10	Authorization Letter issued by Second Military Medical University to Shanghai Wanxing, dated January 20, 2006.
10.11	Fixed Asset Loan Contract between Shanghai Wanxing and China Industrial and Commercial Bank Pudong Shangchuan Branch, dated May 23, 2000.
10.12	Suretyship Contract between Shangahi Wanxing and Shanghai JinYuan Real Estate Development Co., Ltd., dated May 14, 2001.
10.13	Maximum Value Mortgage Contract between Shanghai Wanxing and China Construction Bank Shanghai Branch, dated October 17, 2002.
10.14	Current Capital Loan Contract (6) between Shanghai Wanxing and China Industrial Commercial Bank Pudong Branch, dated April 23, 2003.
10.15	Loan Contract #9 between Shanghai Wanxing and Agricultural Bank of China, dated May 16, 2003.
10.16	Current Capital Loan Contract (5) between Shanghai Wanxing and China Industrial and Commercial Bank Pudong Branch, dated September 13, 2003.
10.17	Current Capital Loan Contract (4) between Shanghai Wanxing and China Industrial and Commercial Bank Pudong Branch, dated January 9, 2004.
10.18	Current Capital Loan Contract (3) between Shanghai Wanxing and China Industrial and Commercial Bank Pudong Branch, dated January 12, 2004.
10.19	Current Capital Loan Contract (2) between Shanghai Wanxing and China Industrial and Commercial Bank Pudong Branch, dated January 14, 2004.
10.20	Loan Contract between Shanghai Wanxing and Shenzhen Development Bank Co., Ltd., dated August 5, 2004.

10.21	Short-Term Loan Contract between Shanghai Wanxing and Industrial Bank Shanghai Branch, dated December 20, 2004.
10.22	Short-Term Loan Contract (8) between Shanghai Wanxing and Industrial Bank Shanghai Branch, dated December 20, 2004.
10.23	Deed of Indemnity provided by Mr. Ban-Jun Yang to Shanghai Wanxing, dated December 2006.
10.24	Settlement Agreement between Shanghai Wanxing and the Agriculture Bank of China, Shanghai Wujiaochang Branch, dated September 15, 2006.
10.25	Settlement Agreement between Shanghai Wanxing and the Industrial and Commercial Bank Pudong Branch, dated October 25, 2006.
10.26	Settlement Agreement between Shanghai Wanxing and the Shenzhen Development Bank Shanghai Lujiazui Branch, dated October 25, 2006.
10.27	Settlement Agreement between Shanghai Wanxing and Chian Construction Bank Shanghai Yangpu Branch, dated October 24, 2006.
23.1	Consent of Schumacher & Associates, Inc.
99.1	Patent Certificate for aFGF issued by State Intellectual Property Office of the P.R. China, dated September 22, 2004.
99.2	Patent Certificate for Ethelphazine issued by State Intellectual Property Office of the P.R. China, dated November 11, 2004.
99.3	Patent Certificate for IFN issued by State Intellectual Property Office of the P.R. China, dated October 20, 2004.
99.4	Notice of publication and essential examination of invention patent for rBAT issued by State Intellectual Property Office of the P.R. China, dated October 29, 2004.
99.5	Accepting Notice for the Patent Application for rh-HRF issued by State Intellectual Property Office of the P.R. China, dated October 22, 2004.
99.6	Accepting Notice for the Patent Application for rhK1 issued by State Intellectual Property Office of the P.R. China, dated June 19, 2006.
99.7	Accepting Notice for the Patent Application for rhSCF issued by State Intellectual Property Office of the P.R. China, dated February 4, 2005.
99.8	Patent Certificate for Plasmodium Fusion Antigen issued by the United States Patent Office, dated September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CDOOR CORP.

By:	/s/ Ka Yu
Name:	Ka Yu
Title:	Chief Executive Officer

Date: January 12, 2007